EXHIBIT 2.2


JOHN J. BINGHAM, JR. [State Bar No. 075842]
DANNING, GILL, DIAMOND & KOLLITZ, LLP
  a limited liability partnership
  composed of professional corporation
2029 Century Park East, Third Floor
Los Angeles, California 90067-2904
Telephone:   (310)277-0077
Facsimile:  (310)277-5735

Attorneys for James J. Joseph,
Chapter 11 Trustee

Ronald Rus, Esq. [State Bar No. 067369]
Cathrine Castaldi, Esq. [State Bar No. 156089]
Rus, Miliband & Smith,
A Professional Corporation
2600 Michelson Drive, 7th Floor
Irvine, CA 92612

Attorneys for The Official Committee of
Equity Security Holders

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION

In re:                                 ) Case No. SA 98-27040-RA
                                       )       [Chapter 11]
VISION CAPITAL SERVICES                ) In a Case Under Chapter 11
                                       ) of the Bankruptcy
CORPORATION, a California corporation; ) Code (11 U.S.C. Sec. 1101 et seq.)
                                       )
        Debtors and                    ) FIRST AMENDED DISCLOSURE
        Debtors-in-Possession.         ) STATEMENT DESCRIBING JOINT
---------------------------------------) CHPATER 11 PLAN PROPOSED BY
_       Affects All Debtors.           ) CHAPTER 11 TRUSTEE AND THE
                                       ) OFFICIAL COMMITTEE OF EQUITY
---------------------------------------) SECURITY HOLDERS
VISION CAPITAL SERVICES                ) -------------------------
CORPORATION, a California corporation; )
Case No. SA 98-27040-RA                )
_  Affected by this Pleading           )
---------------------------------------) DISCLOSURE STATEMENT HEARING
INCOME NETWORK COMPANY, INC.,          ) ----------------------------
a California corporation;              )
Case No. SA 98-27041-RA                ) Date:  October 12, 2001
_  Affected by this Pleading           ) Time:  1:30 p.m.
                                       ) Place: Courtroom 6C
                                       )        411 West 4th Street
                                       )        Santa Ana, CA 92701
                                       )
                                       ) PLAN CONFIRMATION HEARING
                                       ) -------------------------
                                       )
                                       ) Date:  December 21, 2001
                                       ) Time:  3:30 p.m.
---------------------------------------) Place: Courtroom 6C
                                       )        411 West 4th Street
                                       )        Santa Ana, CA 92701

PERFORMANCE DEVELOPMENT, INC.,         )
California corporation;                )
Case No. SA 98-27042-RA                )
__ Affected by this Pleading           )
---------------------------------------)
PERFORMANCE CAPITAL                    )
MANAGEMENT, INC., a California         )
corporation;                           )
Case No. SA 98-27043-RA                )
XX  Affected by this Pleading          )
--                                     )
---------------------------------------)
ATLAS EQUITY INC., dba                 )
PERFORMANCE TELECOM, dba               )
PERFORMANCE COMMUNICATIONS             )
SERVICES, dba ALLEN RICHARDS           )
& ASSOCIATES, a California corporation;)
Case No. SA 98-27044-RA                )
   Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND, LTD., a California limited       )
partnership;                           )
Case No. SA 98-27092-RA                )
XX Affected by this pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND II, LTD., a California limited    )
partnership;                           )
Case No. SA 98-27098-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND III, LTD., a California limited   )
partnership;                           )
Case No. SA 98-27101-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND IV, LTD., a California limited    )
partnership;                           )
Case No. SA 98-27105-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)
PERFORMANCE ASSET MANAGEMENT,          )
FUND V, LTD., a California limited     )
partnership;                           )
Case No. SA 98-27106-RA                )
XX Affected by this Pleading           )
--                                     )
---------------------------------------)

                                TABLE OF CONTENTS

I   INTRODUCTION

             (1)  PAM . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                  ---
             (2)  PAM II. . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  ------
             (3)  PAM III . . . . . . . . . . . . . . . . . . . . . . . . .  4
                  -------
             (4)  PAM IV. . . . . . . . . . . . . . . . . . . . . . . . . .  5
                  ------
             (5)  PAM V . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                  -----
             (6)  PCM . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                  ---

          A    Brief  Description  Of the Debtors' Collective Business
               -------------------------------------------------------
               Operations . . . . . . . . . . . . . . . . . . . . . . . . .  6
               ----------
          B    Summary  of  the  Plan . . . . . . . . . . . . . . . . . . .  6
               ----------------------
          C    The  Plan Proponents  and  Their  Recommendations. . . . . .  7
               ------------------------------------------------

II   DISCLAIMER  AND  VOTING  PROCEDURES
     -----------------------------------

          A    Notice  to  Holders  of  Claims  and  Interests. . . . . . .  8
               -----------------------------------------------
          B    Solicitation Package . . . . . . . . . . . . . . . . . . . . 10
               --------------------
          C    Voting  Procedures, Ballots, and Voting Deadline
               ------------------------------------------------
               (For Holders of Impaired Claims) . . . . . . . . . . . . . . 10
               --------------------------------

III   DEFINED  TERMS, RULES  OF  INTERPRETATION,
      ------------------------------------------
      COMPUTATION  OF  TIME,  AND  GOVERNING  LAW . . . . . . . . . . . . . 13
      -------------------------------------------
          A    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 13
               -----------
          B    Rules  of  Interpretation. . . . . . . . . . . . . . . . . . 22
               -------------------------

IV   EVENTS  LEADING  TO  THE  BANKRUPTCY  FILING . . . . . . . . . . . . . 23
     --------------------------------------------
V    SIGNIFICANT  EVENTS  DURING  THE  CHAPTER  II  CASES . . . . . . . . . 23
     ----------------------------------------------------
          A    Appointment  Of  Trustee  And  Committee  And
               ---------------------------------------------
               Employment  Of  Professionals. . . . . . . . . . . . . . . . 23
               -----------------------------

          B    Operations  and  Administration  of  the  Cases
               -----------------------------------------------
               (1)  Proofs  of  Claim/Interest  Bar  Date . . . . . . . . . 24
                    -------------------------------------

               (2)  Trustee's  Investigation  Of  Debtor's
                    --------------------------------------
                    Pre-Petition  Operations. . . . . . . . . . . . . . . . 25
                    ------------------------

          C    Insider  Payments. . . . . . . . . . . . . . . . . . . . . . 27
               -----------------
          D    Significant  Disputes  Resolved  By  Settlement. . . . . . . 27
               -----------------------------------------------
               (1)  The  DOC  Settlement. . . . . . . . . . . . . . . . . . 27
                    --------------------
               (2)  The  Galewick  And  Intercompany  Claims  Settlement. . 28
                    ----------------------------------------------------
               (3)  The  WestCap  and  SunAmerica  Claims  Litigation . . . 28
                    --------------------------------------------------

VI   FINANCIAL  REPORTING  DURING  THE  CHAPTER  II  CASES. . . . . . . . . 29
     -----------------------------------------------------

VII  FINANCIAL  INFORMATION  AND  ASSET  DESCRIPTION. . . . . . . . . . . . 29
     -----------------------------------------------

     A     Real  Property  Assets  and  Liabilities . . . . . . . . . . . . 29
           ----------------------------------------

     B     Personal  Property  Assets  and  Liabilities . . . . . . . . . . 30
           --------------------------------------------
           (1)  Defaulted-Debt Portfolios . . . . . . . . . . . . . . . . . 30
                -------------------------
           (2)  Cash  on  Hand  . . . . . . . . . . . . . . . . . . . . . . 30
                --------------
           (3)  Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                ------

     C.    Post  Petition  Income  and  Expenses. . . . . . . . . . . . . . 30
           -------------------------------------

VIII  DESCRIPTION  OF  THE  PLAN. . . . . . . . . . . . . . . . . . . . . . 30
      --------------------------

     A    General  Overview . . . . . . . . . . . . . . . . . . . . . . . . 30
           -----------------
     B    Unclassified  Claims. . . . . . . . . . . . . . . . . . . . . . . 30
          --------------------
          (1)  Administrative  Expenses . . . . . . . . . . . . . . . . . . 31
               --------------------------
          (2)  Administrative  Claims  For  Professionals  Employed
               ----------------------------------------------------
               By  The  Estates . . . . . . . . . . . . . . . . . . . . . . 31
               ----------------
          (3)  Administrative  Priority  Tax  Claims. . . . . . . . . . . . 32
               -------------------------------------
          (4)  Expenses Incurred in the Ordinary Course of Operations . . . 33
               ------------------------------------------------------

          (5)  Pre-Petition  Priority  Tax  Claims. . . . . . . . . . . . . 33
               -----------------------------------
     C    Classified Claims and Interests and Summary of Treatment. . . . . 33
          --------------------------------------------------------
          (1)  Class  of  Priority  Unsecured  Claims . . . . . . . . . . . 33
               --------------------------------------
          (2)  Secured  Claims. . . . . . . . . . . . . . . . . . . . . . . 34
               ---------------

          (3)  Classes  of  General  Unsecured  Claims  and  Summary
               -----------------------------------------------------
               of  Treatment. . . . . . . . . . . . . . . . . . . . . . . . 34
               -------------
          (4)  Classes  of  Interest  Holders  and  Treatments. . . . . . . 34
               -----------------------------------------------
     D    Means  of  Effectuating  the  Provisions  of  the  Plan . . . . . 36
          -------------------------------------------------------
          (1)  Consolidation  of  the Plan Debtors. . . . . . . . . . . . . 36
               -------------------------------------
          (2)  Exchange of Partnership  Interests For Issuance of PCMLLC
               ---------------------------------------------------------
               Membership  Interests. . . . . . . . . . . . . . . . . . . . 36
               ---------------------
          (3)  Funding  for the Plan. . . . . . . . . . . . . . . . . . . . 37
               ----------------------
          (4)  PCMLLC  Management . . . . . . . . . . . . . . . . . . . . . 37
               ------------------
          (5)  Disbursing  Agent. . . . . . . . . . . . . . . . . . . . . . 38
               -----------------

IX   PROVISIONS  GOVERNING  DISTRIBUTIONS . . . . . . . . . . . . . . . . . 38
     ------------------------------------
     A    Effective Date Cash and Membership Interest Distributions . . . . 38
          ---------------------------------------------------------
     B    Delivery Of Distributions And  Undeliverable Distributions. . . . 38
          ----------------------------------------------------------
     C    Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
          -------
     D    Transactions  On  Business  Days. . . . . . . . . . . . . . . . . 39
          --------------------------------

X    PROCEDURES  FOR  RESOLVING  AND  TREATING
     -----------------------------------------
     DISPUTED  CLAIMS  ANDDISPUTED  EQUITY  INTERESTS . . . . . . . . . . . 39
     ------------------------------------------------
     A    No  Distribution  Pending  Allowance. . . . . . . . . . . . . . . 40
          ------------------------------------
     B    Resolution  Of  Disputed  Claims. . . . . . . . . . . . . . . . . 40
          --------------------------------
     C    Allowance  Of  Disputed  Claims  And  Interests . . . . . . . . . 40
          -----------------------------------------------

XI  TREATMENT  OF  EXECUTORY  CONTRACTS  AND  UNEXPIRED  LEASES . . . . . . 40
    -----------------------------------------------------------
     A     Executory  Contracts  and  Unexpired  Leases . . . . . . . . . . 40
           --------------------------------------------
           (1)  Assumption. . . . . . . . . . . . . . . . . . . . . . . . . 40
                ----------
           (2)  Rejection . . . . . . . . . . . . . . . . . . . . . . . . . 41
                ---------

XII  EFFECTIVENESS  OF  THE  PLAN . . . . . . . . . . . . . . . . . . . . . 41
     ----------------------------
     A    Conditions  To  The  Effective  Date. . . . . . . . . . . . . . . 41
          ------------------------------------

XIII EFFECT  OF  CONFIRMATION  OF  THE  PLAN. . . . . . . . . . . . . . . . 42
     ---------------------------------------
     A    Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          ---------

     B    Revesting of Property in Plan Debtors for Transfer
          --------------------------------------------------
          to  PCMLLC. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          ----------
     C    Post Confirmation Employment and Compensation of
          ------------------------------------------------
          Professionals . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          -------------
     D    Dissolution  of  the  Committee . . . . . . . . . . . . . . . . . 43
          -------------------------------
     E    Modification  of  Plan  . . . . . . . . . . . . . . . . . . . . . 43
          ----------------------
     F    Post-Confirmation  Status  Report . . . . . . . . . . . . . . . . 44
          ---------------------------------
     G    Post-Confirmation  Conversion/Dismissal . . . . . . . . . . . . . 44
          ---------------------------------------
     H    Final  Decree . . . . . . . . . . . . . . . . . . . . . . . . . . 44
          -------------

XIV  ACCEPTANCE  AND  CONFIRMATION  OF  THE  PLAN . . . . . . . . . . . . . 44
     --------------------------------------------
     A    Persons  Entitled  to  Vote  on  the  Plan. . . . . . . . . . . . 44
          ------------------------------------------
     B    Parties  Entitled  to  Vote . . . . . . . . . . . . . . . . . . . 45
          ---------------------------
     C    Votes  Required  for  Class  Acceptance  of  the  Plan. . . . . . 46
          ------------------------------------------------------
     D    Requirements  for  Confirmation  of  the  Plan. . . . . . . . . . 47
          ----------------------------------------------

XV    LIQUIDATION  ANALYSIS. . . . . . . . . . . . . . . . . . . . . . . .  50
      ---------------------

XVI   PLAN  FEASIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      -----------------
      A   Effective  Date  Payments . . . . . . . . . . . . . . . . . . . . 52
          -------------------------
      B   Post-Effective  Date  Payments. . . . . . . . . . . . . . . . . . 53
          ------------------------------

XVII  SUMMARY  OF  SECTION  1129(b) . . . . . . . . . . . . . . . . . . . . 53
      -----------------------------

XVIII TAX  CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . 55
      -----------------

XIX   EXEMPTION  FROM  SECURITIES  LAWS . . . . . . . . . . . . . . . . . . 55
      ---------------------------------

XX    THE  PLAN  PROPONENTS  RECOMMENDATIONS. . . . . . . . . . . . . . . . 56
      --------------------------------------

                                        I.

                                  INTRODUCTION
                                  ------------

     Performance Asset Management Fund, Ltd., a California limited partnership ("PAM"), Performance Asset Management Fund II, Ltd., a California limited partnership ("PAM II"), Performance Asset Management Fund III, Ltd., a California limited partnership ("PAM III"), Performance Asset Management Fund IV, Ltd., a California limited partnership ("PAM IV"), Performance Asset Management Fund V, Ltd., a California limited partnership ("PAM V") (collectively, PAM I - V are referred to herein as the "PAM Funds") and Performance Capital Management, Inc., a California corporation ("PCM") are debtors in related chapter 11 bankruptcy cases (collectively the "Debtors or Plan Debtors") (1). The Official Committee of Equity Security Holders in the PAM Fund bankruptcy cases (the "Committee") and James J. Joseph, Chapter 11 Trustee for the Debtors, provide this Disclosure Statement to the Debtors' Creditors and Equity Security Holders (2). This Disclosure

---------------
1      Four affiliates of the Debtors also commenced chapter 11 bankruptcy cases on or about the same date as the Debtors commenced the Chapter 11 cases. These affiliates, VCS, PDI, Income Network Company, Inc. (INC) and Atlas Equity Inc., dba Performance Telecom ("PT") are not proponents of the plan. A brief description of VCS, PDI, INC, AND PT follows.

     (1)  VCS
          ---
          VCS is a California corporation which was incorporated in or about 1995. VCS was a shell corporation utililized as a pay master for the Debtors. Mr. Galewick is the President and Chief Executive Officer of VCS and owns 100% of the outstanding shares of VCS. VCS has no ongoing business and is presently under the management of Norman I. Hannover, Chapter 11 Trustee.

     (2)  PDI
          ---
          PDI is a California corporation which was incorporated in June 1990. PDI has been engaged in various aspects of the discussed financial services industry since March 1991. PDI is the former general partner of each of the PAM Funds and several non-debtor entities that currently are not operating. Mr. Galewick is the President and Chief Executive Officer of PDI and owns 100% of the outstanding shares of PDI. PDI's bankruptcy case has been dismissed.

     (3)  INC
          ---
          INC served as the placement manager for the PAM Funds and has offered and sold interests in each of the PAM Funds. INC generates its revenues from commissions it earns on its sales. Mr. Galewick is the President and Chief Executive Officer of INC and owns 100% of the outstanding shares of INC. INC is a chapter 11 Debtor operating under Debtor in possession management.

     (4)  PT
          --
          PT provided long distance telephone services and related services to approximately 6,000 unaffiliated business and household customers. PCM was customers of PT and used the long distance services of PT to conduct the collection and servicing of delinquent accounts. Mr. Galewick is the President and Chief Executive Officer of PT. PT could not be operated profitably. The operations of PT were terminated by the Trustee shortly after its bankruptcy filing.

2      Capitalized terms used in the Disclosure Statement are defined at Article
III.

Statement is furnished for the purpose of soliciting acceptance of the Plan filed concurrently with the filing of this Disclosure Statement.

          Section 1125 of the Bankruptcy Code requires that, at the time the Plan is delivered to Creditors and Equity Security Holders, the Plan be accompanied by this Disclosure Statement. The purpose of this Disclosure Statement is to provide adequate information of a kind and sufficient detail, as far as it is reasonably practicable, in light of the nature history of the Debtors and the condition of the Debtors' books and records, to enable a typical creditor or Equity Security Holder to determine whether it is in his, her or its best interest to vote for (accept) or against (reject) the Plan. This Disclosure Statement contains a description of the Plan and certain other information relevant to the decision of each Creditor or Equity Security Holder to vote to accept or to reject the Plan.

          The Debtors which are the subject of the Plan are briefly described as follows.

     (1)  PAM
          ---
          PAM is a California limited partnership formed on April 1, 1991. PAM raised $5,205,000 in gross proceeds from the sale of its partnership units. PAM then used these funds for the payment of organizational costs and then to purchase and collect distressed debt portfolios. The assets of PAM consist primarily of charged off credit card and consumer debt acquired from banks and lending institutions, as well as cash.

     (2)  PAM II
          ------
          PAM II is a California limited partnership formed on April 1, 1992. PAM II raised $7,670,000 in gross proceeds from the sale of its partnership units. PAM II then used these funds for the payment of organizational costs and then to purchase and collect distressed debt portfolios. The assets of PAM II consist of charged off credit card and consumer debts as acquired from banks and lending institutions, as well as cash.

     (3)  PAM III
          -------
          PAM III is a California limited partnership formed on October 13, 1992. PAM III raised $9,990,000 in gross proceeds from the sale of its partnership units. PAM III then used these funds for the payment of organizational costs and then to purchase and collect distressed debt portfolio. The assets in the portfolio of PAM III consist primarily of charged off credit card and consumer debt acquired from banks and lending institutions, as well as cash. PAM III is a public limited partnership that is subject to reporting requirements of the United States Securities and Exchange Commission.

     (4)  PAM IV
          ------
          PAM IV is a California limited partnership formed on October 21, 1992. PAM IV raised $28,595,000 in gross proceeds from the sale of its partnership units. PAM IV then used these funds for the payments of organizational costs and then to purchase and collect distressed debt portfolios. The assets of PAM IV consist primarily of charged-off credit card and consumer debt acquired from banks and lending institutions, as well as cash. PAM IV is a public limited partnership that is subject to reporting requirements of The United States Securities and Exchange Commission.

     (5)  PAM V
          -----
          PAM V is a California limited partnership formed on May 1, 1994. PAM V raised $5,695,000 in gross proceeds from the sale of its partnership units. PAM V then used these funds for the payments of organizational costs and then to purchase and collect distressed debt portfolios. The assets of PAM V consist primarily of charged-off credit card and consumer debt acquired from banks and lending institution, as well as cash.

     (6)  PCM
          ---
          PCM is a California corporation which was incorporated in January 1993. PCM identified potential distressed debt portfolio acquisitions, performed due diligence in conjunction with potential portfolio acquisitions, acquired portfolios, and through joint ventures with the PAM Funds collected, serviced, and sold acquired portfolios. The PAM Funds collectively own 98.5% of the outstanding shares of PCM. Michael Cushing, the former Vice President and Chief Financial Officer of PCM, owns the remaining 1.5% of the outstanding shares of PCM.

A.     BRIEF DESCRIPTION OF THE DEBTORS' COLLECTIVE BUSINESS OPERATIONS
       ----------------------------------------------------------------

          The sale of limited partnership interests in the PAM Funds provided investment capital necessary for the purchase of distressed debt portfolios. PCM identified, evaluated, and negotiated the purchase of distressed debt portfolios and through joint ventures with the PAM Funds, collected, sold, and serviced the portfolios.

B.     SUMMARY OF THE PLAN
       -------------------

          The Plan basically provides for the consolidation of the PAM Funds and PCM into a single entity, PCM Fund, LLC ("PCMLLC"), which will operate the business of the Debtors. The formation of PCMLLC will be as provided by the Plan and the Operating Agreement (the "Operating Agreement"). A copy of the Plan is filed concurrently. A copy of the Operating Agreement is attached to the Plan as Exhibit "1".

          Pursuant to the Plan, Equity Security Holders in the PAM Funds will receive LLC Units in PCMLLC. The percentage Membership Interest received by each Equity Security Holder will be directly proportionate to that recipient's original capital contribution as to the total capital contributions of all Equity Security Holders in all PAM Funds. Distributions of cash will be made in accordance with the ratio that an Equity Security Holders unreturned capital bears to the total unreturned capital of all Equity Security Holder's in all of the PAM Funds until such time as all Equity Security Holders in all of the PAM Funds until such time as all Equity Security Holders have received 100% of their initial capital contribution, at which time all future distributions will be made in accordance with each respective Equity Security Holder's Percentage Membership Interest.

          For instance, with respect to an Equity Security Holders' interest in PCMLLC, if the total of all original capital contributions to all PAM Funds were approximately $57,425,000, and a particular Equity Security Holders' original capital contribution were $10,000, and the authorized LLC Units were $74,250 then he or she would receive 100 LLC Units in PCMLLC.(1)


--------------------
1     Under the Operating Agreement, PCMLLC can round up or down to achieve the nearest Membership Interest unit.

          If the total unreturned capital for all the PAM Fund Equity Security Holders were $37,000,000 and an individual Equity Security Holder's unreturned capital were $7,000 then that person would receive $7,000/$37,000,000 or .000189 of all distributions until all PAM Fund Equity Security Holders have received the entirety of their unreturned capital, at which time all future distributions will be based on such Equity Security Holders' ownership of LLC Units.

          All allowed claims against Debtors will be paid in full without interest. All assets of PCM will be transferred to PCMLLC.

C.     THE PLAN PROPONENTS AND THEIR RECOMMENDATIONS.
       ----------------------------------------------

          The Plan is proposed by the Committee and the Trustee. The Plan has the unanimous support of the Committee members, who were appointed to serve on the Committee by the Office of the United States Trustee on February 10,1999.

          The Committee and the Trustee (the "Plan Proponents") believe that the Plan provides Creditors and Equity Security Holders with a reasonable probability that they will receive more under the Plan than under a liquidation. The Plan Proponents believe the Plan is in the best interest of Equity Security Holders because it provides Equity Security Holders with the opportunity to participate in the anticipated growth of PCMLLC.

          The Plan Proponents have considered multiple options for formulating a Plan, including a sale of the assets or an orderly liquidation of the portfolios and believe that Creditors and Equity Security Holders should vote to accept the Plan as in their best interests because the above options, in the Plan Proponents' view, would result in substantially less value than would be realized under the Plan.

          This Disclosure Statement does not purport to be a complete description of the Plan, the financial data pertaining to the Debtors, the applicable provisions of the Bankruptcy Code, or other matters which may be deemed significant by creditors or Equity Security Holders. Out of practical necessity, this Disclosure Statement represents an attempt to summarize extensive data, legal documents and legal principles, including provisions of the Bankruptcy Code, and to set them forth in an understandable, readable form. Although the

Plan Proponents have attempted to describe the matters set forth and discussed in this Disclosure Statement fairly and accurately, such descriptions are qualified to the extent that they do not set forth the entire text of documents or statutory provisions described.

                                      II.

                        DISCLAIMER AND VOTING PROCEDURES
                        --------------------------------

          THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NOTHING CONTAINED HERE SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIATION ON HOLDERS OF CLAIMS OR INTERESTS. HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT THEIR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

          THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.

A.     NOTICE TO HOLDERS OF CLAIMS AND INTERESTS
       --------------------------------------

          This Disclosure Statement is being delivered to all holders of Claims and Equity Security Interests against and in the Debtors, regardless of whether they are entitled to vote to accept or reject the Plan and (b) holders of Claims and Administrative Expenses, which pursuant in the Bankruptcy Code, have not been classified and are not entitled to vote on the Plan.

          This Disclosure Statement has been approved by the Bankruptcy Court as containing information sufficient to enable a hypothetical reasonable creditor or investor typical of holders of Claims or Equity Security Interests of relevant classes to make an informed judgment concerning the Plan, assuming the accuracy of such information. The Court has not yet determined the accuracy of such information and may do so at the hearing on confirmation of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOURE STATEMENT, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION BY THE BANKRUPTCY COURT EITHER FOR OR AGAINST THE PLAN.

          CERTAIN INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS.

          UNLESS SPECIFICALLY IDENTIFIED, THE INFORMATION CONTAINED IN OR REFERRED TO IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECT TO A CERTIFIED AUDIT. THE PROPONENTS BELIEVE THAT EVERY REASONABLE EFFORT HAS BEEN MADE TO PRESENT ACCURATE FINANCIAL INFORMATION IN THE PREPARATION OF THE DISCLOSURE STATEMENT, BUT DO NOT WARRANT OR GUARANTEE THE SAME. THE RECORDS RELIED UPON ARE NEITHER WARRANTED NOR REPRESENTED TO BE FREE OF INACCURACY. THIS FINANCIAL INFORMATION CONSTITUTES THE BASIS UPON WHICH THE FINANCIAL PROJECTIONS HAVE BEEN MADE. IN ADDITION, THE FINANCIAL PROJECTIONS ARE BASED ON THE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS, AND OTHER RELATED MATTERS WHICH ARE BEYOND THE PLAN PROPONENTS' CONTROL. THE PROPONENTS DO NOT INTEND TO UPDATE THE FINANCIAL PROJECTIONS TO REFLECT THE IMPACT OF ANY SUBSEQUENT EVENTS NOT ALREADY ACCOUNTED FOR IN THE ASSUMPTIONS UNDERLYING THE PROJECTIONS OR TO DISTRIBUTE

AMENDMENTS OR SUPPLEMENTS TO THIS DISCLOSURE STATEMENT TO REFLECT SUCH OCCURENCES. ACCORDINGLY, HOLDERS OF CLAIMS OR EQUITY SECURITY INTERESTS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FINANCIAL PROJECTIONS.

B.     SOLICITATION PACKAGE
       --------------------

          Accompanying this Disclosure Statement are copies of (i) the Plan,
(ii) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider the confirmation of the Plan and related matters, and the time for filing objections to the confirmation of the Plan, and (iii) for Creditors or Equity Security Holders whose Claims or Equity Security Interests are impaired and who, therefore are permitted to vote on the Plan, one or more Ballots to be used in voting to accept or to reject the Plan. If you did not receive Ballots in your package and believe that you should have, please contact Rus, Miliband & Smith, A Professional Corporation ("Counsel for the Committee") at the address or telephone number set fourth in subsection C of this section. For information as to whether or not you are entitled to vote on the Plan, please see Article XVI.

C     VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE (FOR HOLDERS OF IMPAIRED
      ------------------------------------------------------------------------
      CLAIMS)
      ------

          To vote to accept or reject the Plan, please indicate your acceptance or rejection thereof on the appropriate Ballots accompanying this Disclosure Statement. Please complete and sign your original Ballot(s) and return it/them to Counsel for the Committee , such that the Ballot(s) is/are actually received by Counsel for the Committee by the Voting Deadline (as defined below).

          IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT(S) MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCOORDANCE WITYH THE VOTING INSTRUCTIONS ON THE BALLOT(S) AND RECEIVED NO LATER THAN NOVEMBER 27 2001, AT 5.00 P.M. LOCAL
                  --------               ----------------
TIME (THE "VOTING DEADLINE") BY COUNSEL FOR THE COMMITTEE AT ITS ADDRESS SET FORTH BELOW. SINCE MAIL DELAYS MAY OCCUR, IT IS

IMPORTANT THAT BALLOTS BE MAILED WELL IN ADVANCE OF THE VOTING DEADLINE. ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE INCLUDED IN ANY
        --------
CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

          Person(s) holding Claims or Interests will receive six Ballots, one of which is appropriate if one is a Creditor of any of the Debtors, five of which will be appropriate for voting based on Equity Security Interests in one or more of the PAM Funds. PLEASE COMPLETE AND RETURN THE BALLOT OR BALLOTS THAT ARE APPLICABLE TO YOUR CLAIM OR INTEREST. IF YOU RETURN DUPLICATE BALLOTS, ONLY ONE BALLOT PER CLAIM OR INTEREST WILL BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN, IF YOU RETURN DUPLICATIVE BALLOTS WHICH HAVE BEEN VOTED INCONSISTENTLY, THEY WILL BE COUNTED AS ONE (1) VOTE ACCEPTING THE PLAN.

          If you have any questions about the procedure for voting your Claim or Equity Security Interest(s) or with respect to the packet of materials that you have received, please contact Counsel for the Committee at the following address and telephone number:

          Rus, Millard & Smith, A Professional Corporation
          Attn: Cathrine M. Castaldi
          2600 Michelson Drive, 7th Floor
          Irvine, California 92612
          Telephone: (949) 752 7100

          The bankruptcy Court has scheduled a hearing on confirmation of the Plan to commence on December 21, 2001 at 3:30 p.m., at the United States Bankruptcy Court for the Central District of California, 411 West Fourth Street, Santa Ana, California, in Courtroom 6C before the Honorable Robert W. Alberts.

          At the Confirmation Hearing, the Bankruptcy Court will determine, pursuant to Section 1129 of the Bankruptcy Code, whether the plan has been accepted by the necessary

Classes of Claims or Equity Security Interests created under the Plan and whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether it is feasible and whether confirmation of the Plan is in the best interest of the Creditors and Equity Security Holders. Prior to the Confirmation, the Proponents will submit a Ballot tally to the Bankruptcy Court concerning the votes for acceptance or rejection of the Plan by the parties entitled to vote. If at such hearing the Bankruptcy Court determines that the Plan meets all of the requirements for confirmation prescribed by the Bankruptcy Code, the Bankruptcy Court will enter a Confirmation Order. Pursuant to Section 1141 of the Bankruptcy Code, the effect of the Confirmation Order will be to make provisions of the Plan binding upon the Debtors and each of their Creditors and Equity Security Holders, regardless of whether or not the Creditor or Equity Security Holder voted to accept the Plan.

          Pursuant to Section 1128 of the Bankruptcy Code, any party in interest may object to the confirmation of the Plan. Any objections to confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served so as to be received by the following persons no later than November 27, 2001 at 5:00 p.m. local time.

          COUNSEL FOR THE TRUSTEE
          -----------------------
          John J. Bingham, Jr., Esq.
          Danning, Gill, Diamond & Kollitz
          2029 Century Park East, Suite 300
          Los Angeles, CA  90067

          COUNSEL FOR THE OFFICIAL INVESTORS' COMMITTEE
          ---------------------------------------------
          Cathrine M. Castaldi, Esq.
          Rus, Miliband, Williams & Smith
          2600 Michelson, Suite 7009
          Irvine, CA 92612

          UNITED STATES TRUSTEE
          ---------------------
          The Office of the United States Trustee
          Attn: Michael Hauser, Esq
          411 West Fourth Street, Suite 9041
          Santa Ana, CA 92701-8000

          Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014 UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

          THIS IS A SOLICITATION BY THE TRUSTEE AND THE COMMITTEE. OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT AND ACCOMPANYING PLAN, NO REPRESENTATIONS CONCERNING THE SUBJECT MATTER OF THE DISCLOSURE STATEMENT, THE PLAN ARE AUTHORIZED BY THE PLAN PROPONENTS. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE ACCEPTANCE OF THE PLAN THAT ARE IN ADDITION TO OR DIFFERENT FROM THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY AND PARTY-IN-INTEREST. ANY SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO THE PLAN PROPONENTS' ATTORNEYS WHO, IN TURN, WILL DELIVER THE INFORMATION TO THE BANKRUPTCY CURT FOR SUCH ACTION AS THE BANKRUPTCY COURT MAY DEEM TO BE APPROPRIATE.

                                      III.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                     ---------------------------------------

                      COMPUTATION OF TIME, AND GOVERNING LAW
                      --------------------------------------

A.     DEFINITIONS
       -----------

          The following definitions apply in this Disclosure Statement and the Plan. A term used in the Plan or Disclosure, not otherwise defined, but which is defined in the Bankruptcy Code, shall have the definition assigned to such term in the Code.

          "ADMINISTRATIVE CLAIM" means a claim against a Debtor for administrative costs or expenses that are allowable under Bankruptcy Code
Section 503(b). These costs of expenses may include, without limitation (a) actual costs or expenses that were incurred after the Petition Date and that were necessary to preserve a Plan Debtors' Estate and operate a Plan Debtors' business, (b) Professional Fee Claims, (c) Administrative Tax Claims, and (d) Ordinary Course Administrative Claims including fees or charges assessed against a Plan Debtors' Estate Under 28 U.S.C. Sec. 1930

          "ADMINISTRATIVE TAX CLAIM "means an Administrative Claim or other Claim that is not an Allowed Secured Claim and that a government asserts against a Plan Debtor for taxes (or for related interest or penalties)for any tax period that, either in a whole or in a part, falls within the period beginning on the Petition Date and ending on the Effective Date.

          "ALLOWED ADMINISTRATIVE CLAIM" means an Administrative Claim that is allowed as set forth in Section III C4

          "ALLOWED CLAIM" means a Claim against a Debtor, other than an Administrative Claim to the extent that

          (a) Either (1) a proof of Claim was timely Filed, or (2) a proof of Claim is deemed timely Filed either under Bankruptcy Rule 3003
              (b)(1) or by a Final Order, and
                                          ---

          (b) Either (1) the Claim is not a Disputed Claim, (2) the Claim is allowed by a Final Order, or (3) the Claim is allowed under the Plan

An Allowed Claim does not include interest on the Claim accruing after the Petition Date. Moreover, any portion of a Claim that is satisfied or released during a Plan Debtors' Reorganization Case is not an Allowed Claim.

          "ALLOWED EQUITY SECURITY INTEREST" means an equity interest in a Plan Debtor to the extent that:

          (a) Either (1) a proof of Interest was timely filed, or (2) a proof of Interest is deemed timely Filed either under Bankruptcy Rule 3003 (b)(2) or by a Final Order, or (3) the Plan Debtors' identified the Equity Interest and its amount in an Equity Security Holder as existing on the Petition Date;

               and
               ---

          (b) Either: (1) the Equity Security Interest is not a Disputed Equity Security Interest; (2) the Equity Security Interest is allowed by a Final Order; or (3) the Equity Security Interest is allowed under the Plan

          "ALLOCATION ORDER" means that certain order of the Court entered March 6, 1999, providing procedures for the allocation of fees and costs among the Plan Debtors and Non-Plan Debtors.

          "ALLOWED SECURED CLAIMS" means an Allowed Claim secured by a valid and enforceable lien, security interest or other charge against property in which the Debtor has an interest, or which is subject to setoff under Sec. 553 of the Bankruptcy Code, but only to the extent of the value (determined in accordance with Sec. 506(a) of the Bankruptcy Code or in accordance with the provisions of the Plan) of the interest of the holder of such property or to the extent of the amount subject to any setoff or as otherwise set forth in the Plan, as the case may be.

          "BANKRUPTCY CODE" or "CODE" means Title 11 of the United States Code, as same was in effect on the Petition Date, as amended by any amendments applicable to the Reorganization Cases.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, or such other court, including the United States District Court for the Central District of California, as may have jurisdiction over this case.

          "BANKRUPTCY RULES" means, collectively, (a) the Federal Rules of Bankruptcy Procedure and (b) the Local Bankruptcy Rules for the Central District of California, as same were in effect on the Petition Date, as amended by any amendments applicable to the Reorganization Case.

          "BUSINESS DAY" means any day, other than Saturday, Sunday or a legal holiday.

          "CLAIMS" is defined in Sec. 101(5) of the Code. It includes any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or any right to an equitable remedy for breach of performance, if such breach gives rise to a right to payment, whether such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

          "CLAIMS/INTERESTS OBJECTION DEADLINE" means the deadline for objecting to Claims or Interest, as set forth in Section IV G in the Plan.

          "COMMITTEE" means the Official Committee of Equity Security Holders appointed by the United States Trustee in the Reorganization Cases, as modified by the addition or removal of members from time to time.

          "CONFIRMATION" of the Plan means the entry of the Confirmation Order by the Bankruptcy Court.

          "CONFIRMATION DATE" means the date on which the Court enters the Confirmation Order is entered on the Court docket.

          "CONFIRMATION-HEARING DATE" means the first date on which the Court holds a hearing regarding Plan confirmation.

          "CONFIRMATION ORDER" means the Court order confirming the Plan under Bankruptcy Code Section 1129.

          "CONSUMMATION" of the Plan means the making of the distribution to be made by PCMLLC of the Membership Interests to the PAM Funds as required by the Plan.

          "CREDITOR" means

          (a) entity that has a claim against the debtor that arose at the time of or before the order for relief concerning the debtor.

          (b) entity that has a claim against the estate of a kind specified in section 348(d), 502(f), 502(g), 502(h) or 502(i) of this title
               or

          (c)  entity that has a community claim.

          "DISBURSING AGENT" means PCMLLC or any person employed by PCMLLC to assist PCMLLC with its duties as Disbursing Agent.

          "DISCLOSURE STATEMENT" means this "Disclosure Statement Describing Proponents' Joint Chapter 11 Plan of Reorganization As Amended [Dated September 6, 2001]"

          "DISPUTED CLAIM" means a claim

          (a) as to which a proof of Claim is Filed or deemed to be Filed under Bankruptcy Rule 3003(b)(1); and

          (b) as to which the Plan Debtor against which the Claim has been asserted, the Trustee, Committee or PCMLLC, or any party-in-interest entitled to do so has filed an objection by the Claims/Interests Objection Deadline and as to which that objection has not been overruled, denied by a Final Order, or withdrawn.

          "DISPUTED EQUITY SECURITY INTEREST" means any interest

          (a) As to which a proof of Interest was Filed, as to which a proof of Interest is deemed Filed under Bankruptcy Rule 3003(b)(1); or that the Plan Debtors' identified as existing on the Petition Date; and

          (b) as to which the Plan Debtor against which the Equity Security Interest has been asserted, The Trustee, Committee or PCMLLC, or any party-in-interest entitled to do so has Filed an objection by the Claims/Interests Objection Deadline and as to which that objection has not been overruled, denied by a Final Order, or withdrawn.

          "EFFECTIVE DATE" means the later of the first business day;

          (a) that is eleven (11) days (as calculated in accordance with Fed.R.Bankr.P. 9006(a)) after the Confirmation Date; and

          (b)  on which no stay of the Confirmation Order is in effect.

          "EQUITY SECURITY HOLDERS" means those persons holding Allowed Equity Security Interests in a PAM Fund Debtor as of the Petition Date and their successors and assigns.

          "EQUITY SECURITY INTEREST" means the interest as the term "interest" is defined in Bankruptcy Code Sec. 101(17) - of any Person who holds an equity security in a PAM Fund. Debtor Interests include all Interests, whether asserted or not.

          "ESTATE(S)" means the estate or estates created in these Chapter 11 case by Sec. 541 of the Bankruptcy Code

          "FINAL ORDER" means an order of the Bankruptcy Court entered on the Court's docket as to which:

          (a) the time for appeal has expired with no appeal having been properly noticed therefrom; or

          (b) any appeal which has been taken has been fully resolved, and a final determination made and the time for appeal from the final determination expired.

          "INITIAL LLC UNITS" means the LUC Units to be granted by PCMLLC to the PAM Funds pursuant to the Operating Agreement and the Plan.

          "LLC UNIT(S)" has the meaning ascribed to it in the Operating
Agreement.

          "MEMBERSHIP INTERESTS" has the meaning ascribed to it in the Operating Agreement.

          "NOD, Inc." means NOD, Inc. the general partner for each of the PAM Funds.

          "ORDINARY-COURSE ADMINISTRATIVE CLAIM" means Administrative Claims--other than Administrative Tax Claims, Professional-Fee Claims and Non-Ordinary-Course Administrative Claims based--upon liabilities that the Plan Debtor Estates incur in the ordinary course of their businesses, including without limitation, fees or charges assessed against a Plan Debtors' Estate under 28 U.S.C. Sec. 1930

          "OPERATING AGREEMENT" means that certain agreement setting forth the authorized company powers for the PCMLLC, including all powers authorized under and by Section 17100 of the California Corporations Code, a copy of which Operating Agreement is appended to the Plan as Exhibit 1.

          "PAM FUNDS" means collectively PAM I, PAM II, PAM III, PAM IV and PAM
V

          "PAM I" means Performance Asset Management Fund, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

          "PAM II" means Performance Asset Management Fund II, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

          "PAM III" means Performance Asset Management Fund III, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

          "PAM IV" means Performance Asset Management Fund IV, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

          "PAM V" means Performance Asset Management Fund V, Ltd., a California limited partnership, a Debtor in these related Chapter 11 bankruptcy cases.

          "PCM" means Performance Capital Management, Inc., a California corporation, a Debtor in these related Chapter 11 bankruptcy cases.

          "PCM EQUITY SECURITY INTEREST" means the interest-as the term "interest" is defined in Bankruptcy Code Sec. 101(17)-of any Person who holds an equity security in PCM. Interests include all Interests, whether asserted or not.

          "PCM EQUITY SECURITY HOLDERS" means those persons holding Allowed Equity Security Interests in PCM.

          "PCMLLC" means Performance Capital Management, Limited Liability Company, the limited liability company to be formed pursuant to this Plan.

          "PERSON" means any individual corporation, general partnership, limited partnership, limited liability company, association, joint-stock company, joint venture, estate, trust, government, political subdivision, governmental unit (as defined in the Bankruptcy

Code), official committee appointed by the United States Code, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or entity.

          "PETITION DATE" means December 22 and 23, 1998.

          "PLAN" means this plan of reorganization, including any amendment or modification approved by the Proponents and the Court.

          "PLAN DEBTORS" means the PAM Funds and each of them and PCM.

          "PRIORITY CLAIM" means an Allowed Claim entitled to priority against a Plan Debtor Estate Under Bankruptcy Code Sec. 507(a)(3), 507(a)(4) or 507(a)(6).

          "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority against a Plan Debtor Estate under Bankruptcy Code Sec. 507(a)(8).

          "PROFESSIONAL-FEE CLAIM" means:

          (a) a Claim under Bankruptcy Code Sec. 327, 328, 330, 331, 503 or 1103 for compensation for professional services rendered or expenses incurred on a Plan Debtor Estate's behalf; or

          (b) a Claim either under Bankruptcy Code Sec. 503(b)(4) for compensation for professional services rendered or under Bankruptcy Code Sec. 503(b)(3)(D) for expenses incurred in making a substantial contribution to an Estate.

          "PROPONENTS" means the Trustee and the Committee.

          "REDISTRIBUTED MEMBERSHIP INTERESTS" means the Initial Membership Interests to be distributed by the Reorganized Debtors to the Equity Security Holders pursuant to the Operating Agreement and the Plan.

          "REORGANIZATION CASES" means the Chapter 11 cases commenced by the filing by the Plan Debtors of their respective petitions in the United States Bankruptcy Court for the Central District of California, Santa Ana Division, under Chapter 11 of Title 11 of the United States Code, Case No. SA 98-27043-RA, SA 98-27092-RA, SA 98-27098-RA, SA 98-27101-RA, SA 98-27105-RA, and SA
98-27106-RA.

          "REORGANIZED DEBTORS" means the Plan Debtors on and after the Effective Date.

          "RESERVED CLAIMS" means, collectively, any and all claims and causes of action of the Plan Debtor Estates, defenses, set-offs, or other claims and defenses, including, without limitation, all claims arising or assertable at any time under the Bankruptcy Code, including under Sec. 510, 342, 543, 544, 545, 547, 548, 549, 550, 552 and 553 thereof, except claims expressly waived, relinquished or released in accordance with this Plan, whether or not such claims or causes of action are the subject of pending litigation as of the Effective Date.

          "SECURED CLAIM" means a Claim against a Plan Debtor that is secured by a valid and unavoidable lien against property in which an Plan Debtor Estate has an interest or that is subject to setoff under Bankruptcy Code Section 553. A Claim is a Secured Claim only to the extent of the value of the interest of the Claim holder in the Plan Debtor's in that property or to the extent of the amount of the setoff, as applicable, as determined under Bankruptcy Code Sec. 506(a).

          "SCHEDULES" means the Schedules of Assets and Liabilities, as the same may have been amended, filed by or for the Plan Debtors in compliance with Bankruptcy Code Sec. 521(1)

          "UNCLAIMED PROPERTY" means any funds (together with any interest thereon) that are unclaimed 180 days after the issuance of any check by the Disbursing Agent. Unclaimed Property shall include the funds represented by (a) checks mailed to those holding Allowed Claims that have been returned as undeliverable without a proper forwarding address, (b) that have not been paid, and (c) that were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, after making a reasonable inquiry to determine a proper address.

          "UNRETURNED CAPITAL" means the amount of each Equity Security Holder's initial cash investment less the amount of cash received to date.

          "UNSECURED CLAIM" means a claim against a Plan Debtor that is not an Administrative Claim, Secured Claim, Non-Tax Priority Claim, Priority Tax Claim, or proof of Equity Security Interest. General Unsecured Claims include, but are not necessarily limited to, claims based upon goods and services provided to the Debtors on open account or terms, non-priority tax claims, non-priority security deposit claims, the unsecured portion of any Allowed Secured Claim, interest and penalties attributable to any tax claims, and claims arising from the rejection of executory contracts or unexpired leases, to the extent not included in any other class under the Plan.

B.     RULES OF INTERPRETATION
       -----------------------

          For purposes of this Disclosure Statement, the following rules of interpretation shall apply.

          (a) Wherever from the context it appears appropriate, each item stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter

          (b) Any reference in this Disclosure Statement to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

          (c) Any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented

          (d) Unless otherwise specified, all references in the Disclosure Statement to Sections, Articles, Schedules and Exhibits are references to Sections, Article, Schedules and Exhibits of or to this Disclosure Statement

          (e) Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Disclosure Statement

          (f) Unless otherwise expressly provided, the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

          (g) A term used in this Disclosure Statement which is not defined shall have the meaning ascribed to that term, if any, by the Bankruptcy Code or the Bankruptcy Rules, or its meaning in standard English.

          (h) In the event of any conflict between provisions of this Disclosure Statement and provisions of the Plan, the provisions of the Plan shall govern.

                                       IV.

                     EVENTS LEADING TO THE BANKRUPTCY FILING
                     ---------------------------------------

          The debtors' cases were commenced on December 22 and 23, 1998, (the "Commencement Date(s)") by the filing of voluntary chapter 11 petitions. On the dates when the Chapter 11 petitions were filed, all of the debtors were defendants in a regulatory enforcement action brought by the Department of Corporations of the State of California ("DOC"), People v. Vincent E. Galewick,
                                                 ------------------------------
et al. case number BC 200771 pending in the Superior Court of the State of
------
California for the County of Los Angeles. The commencement of these Chapter 11 cases was precipitated by the plaintiff in that action obtaining an injunction which, on its face, appeared to enjoin the debtors from operating their businesses.

                                       V.

                 SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES
                 ----------------------------------------------

A.     APPOINTMENT OF TRUSTEE AND COMMITTEE AND EMPLOYMENT OF PROFESSIONALS
       --------------------------------------------------------------------

          After hearing on December 28, 1998 on the motion to appoint a trustee filed by the DOC, the Court ordered the appointment of a single trustee for all of the debtors. On December 30, 1998, James J. Joseph was appointed as Chapter 11 trustee (the "Trustee"), duly qualified and continues to act in that capacity for each of the debtors. The cases have not been substantively consolidated. They are being jointly administered.

          Pursuant to Court order, the Trustee employed Danning, Gill, Diamond & Kollitz, LLP ("DGD&K") as general counsel and PriceWaterhouseCoopers, LLP ("PWC") as the Trustee's accountants.

          On or about February 11, 1999, the United States Trustee appointed an Official Committee on Equity Security Holders for the PAM Funds (the "Committee"), comprised of limited partners; i.e., investors in one or more of the PAM FUNDS. (1) Pursuant to Court Order, the Committee has employed Rus,
        -----
Miliband & Smith, A Professional Corporation, as its counsel. Since the Committee's formation, the Trustee has worked closely with the Committee to protect the interests of and to maximize the recovery to the Equity Security Holders and Creditors

B.     OPERATIONS AND ADMINISTRATION OF THE CASES
       ------------------------------------------

          Since shortly after the Commencement Date, the Debtors' businesses have remained open and operating under the auspices of the Trustee.

     (1)  PROOFS OF CLAIM/INTEREST BAR DATE
          ---------------------------------

          On July 16, 1999, the Court entered its order setting September 17, 1999 as the last day to file Proofs of Claim. On September 17, 1999, the Court entered its order extending to November 17, 1999 the last day to file Proofs of Claim and/or Proofs of Interest with reference to the PAM Fund Debtors only. Pursuant to that order, the following Creditors were required to File Proofs of
Claim:

          a) Creditors or interest holders whose claims or interests have (1) been scheduled or disputed, contingent, or unliquidated, or (2) where the Creditor or Interest Holder disagrees with the amount scheduled, and

          b) Claims arising from rejection of executory contracts or unexpired leases, which claims must be filed within 30 days after said party is served with written notice that said contract or lease has been rejected by the bankruptcy estate, or by September 17, 1999, which date is later

------------------------
(1) The current members of the Committee are David Barnizer on behalf of Raindance Partnership, Lester T. Bishop, Hank Chandler, Larissa Gadd on behalf of the the Gadd Family Trust, Phillip H. Kief, Sanford A. Lakoff on behalf of the Lakoff Family Trust, Stanley Lopat, Larry C. Smith and Rodney I. Woodworth.

     (2)  TRUSTEE'S INVESTIGATION OF DEBTOR'S PRE-PETITION OPERATIONS (1)
          -----------------------------------------------------------

          At all material times, Vincent Galewick was the sole or controlling shareholder of PCM and of PDI, which served as general partner to each of the PAM Funds. Mr. Galewick, working through INC, a licensed broker-dealer, raised approximately $58 million over the period of about 1991 through 1994 selling limited partnership interests in the PAM Funds. After approximately $8.7 million was deducted for brokerage commissions and organizational fees, approximately $49.5 million was used to purchase distressed credit card portfolios. These credit card portfolios were typically purchased by the PAM Funds from PCM. PCM also collected the portfolios under joint venture agreements between itself and the PAM Funds. In the normal course of the debtors' businesses, debt portfolios would be purchased, collections would be effectuated and then, in some instances, the portfolios would be resold. PCM was also in the business of managing credit cards portfolios owned by non-affiliates.

          PCM generally charged a "mark-up" to the PAM Funds upon its sale of a debt portfolio to the PAM Funds, which mark-up averaged 35% above the price that PCM paid for the portfolio in the open market. PCM was also contractually entitled to receive approximately 45% of all monies collected on the portfolios. The 45% entitlement appears not to be disproportionate to the industry standard and did not appear to provide PCM with an excessive profit.

          In addition, PDI, the PAM Funds' former general partner, received a management fee from the Funds ranging from 2 to 2 1/2 % of the net asset value of the loan portfolio on an annual basis and 10% of the amount of any distributions to the limited partners.

          Although the 45% PCM contractual entitlement did not appear excessive, the PCM average mark up of 35% and the PDI general partner fees appear otherwise.


-------------------------------
     1     The following narrative is taken from the extensive report filed by the Trustee on January 3, 2000 as required by 11 U.S.C. Sec. 1106.

          When all of the mark-ups and acquisition charges passed through by PCM and PDI are considered, a portfolio would have to yield approximately 300% of its cost on the open market before any profit on the portfolio would be realized at the limited partnership level. Historically, few PAM Fund debt portfolios have yielded returns in excess of 300% of market cost. If a distressed debt portfolio ought to yield, over time, about 300% of what was paid for it, than roughly one-third of the gross collections reflect a return of cost, one-third of gross collections represent the cost and expense of collecting and one-third of the gross collections ought to be profit on the transaction. If it takes two years to "collect out" the portfolio, than a profit of 16 1/2% per annum is realized, which is a respectable return. However, the 35% mark up over market price by PCM to the PAM Funds had the effect of PCM receiving most of the realizable profit in the portfolios at the time of acquisition by the PAM Funds.

          PriceWaterhouse conducted an analysis of the distressed loan portfolios owned by the PAM Funds at the commencement of the cases. For the five debtor PAM Funds, that analysis suggests a then current market value of approximately $14.5 millions, based upon net collections over the reasonable life of the portfolio, without new purchases.

          To attempt to address the question of PCM's general disposition of cash, the Trustee caused to be instituted an analysis of cash expenditures by PCM for the years, 1996, 1997, and 1998, during which periods total portfolio mark-ups by PCM to the PAM Funds of approximately $6.3 million occurred. The analysis did not reveal that principals of the debtors simply siphoned money off. The analysis did, however, reveal that during the three year period, tremendous amounts of cash were expended in an ultimately unsuccessful attempt to develop PT (formerly known as Performance Telecom) into a viable business. The amount of funds expended on PT, not only from PCM but from monies raised from individuals who invested in partnerships which became Performance Telecom shareholders approaches approximately $5 million.

C.     INSIDER PAYMENTS
       ----------------

          As mentioned above, PriceWaterhouse performed an analysis of PCM's, PDI's, VSC's, PT's and INC's use of cash for three consecutive years ending December 31, 1998. There were a number of payments, further described before, of relatively small amounts from these debtors to Vincent Galewick and various members of his family. In addition to the transactions described above, the books and records of the operating entities (not the PAM Funds) reflect that during this period, in addition to salary, commissions and a bonus, Mr. Galewick received approximately $336,000 in funds booked as either loans or as unidentified entries. Mr. Galewick's father-in-law, Larry Curran, Sr. (now deceased), received a loan of $47,500, subject to possible offsets and there were unidentified transfers to Mr. Curran of approximately $61,000, which management indicates were for legal or consulting services. In addition, Larry Curran, Sr. received approximately $19,000 for consulting services. Mr. Galewick's brother-in-law, Dan Curran, received $90,000 booked as consulting fees.

D.     SIGNIFICANT DISPUTES RESOLVED BY SETTLEMENT
       -------------------------------------------

       (1)  THE DOC SETTLEMENT
            ------------------

          A number of issues were resolved. These issues included recovery of, or of the benefit of, substantial funds transferred by PCM to or for the benefit of Vincent Galewick in 1998, dismissal of litigation initiated by the DOC to assess penalties against the assets of the estates and to prevent delivery to the PAM Funds of certain trust funds and related claims by the State court appointed receiver at the behest of the DOC.

          All of the foregoing disputes, and others were resolved by virtue of a settlement, which was approved at a hearing held on October 21, 1999 (the "DOC Settlement"). The result of the DOC Settlement was elimination of all claims and objections by the DOC to the debtors' reorganization based upon prior DOC claims, receipt of the PAM Fund monies held pursuant to a prior agreement with the DOC in their entirety and receipt of, or the benefit of, a substantial portion of monies originally transferred by PCM at Mr. Galewick's instruction.

       (2)THE GALEWICK AND INTERCOMPANY CLAIMS SETTLEMENT
          -----------------------------------------------

          After the DOC Settlement was concluded, the Trustee, the Committee and Galewick held extensive negotiations to arrive at a settlement of claims asserted by and between Galewick, the Committee and the Trustee, inter-company claims and, as important, Galewick's role in the financial affairs of the Debtors under any plan of reorganization promulgated by the Trustee and/or the Committee.

          All of the forgoing disputes, and others were resolved by virtue of a settlement, which was approved at a hearing held on September 20, 2002 (the "Intercompany Settlement") with notice to Creditors and Equity Security Holders. In its simplest terms, the Intercompany Settlement removed Galewick from any further role in the affairs of PCM or the PAM Funds, transferred to the Trustee all claims of Galewick and the "Galewick Releasors"(1) against the PAM Funds and PCM, as well as Galewick's controlling interest in PCM, thereby according the PAM Fund estates control over the entity which administered their assets.

          The Trustee and the Committee released any claims of the Debtors' estates against Galewick and Galewick affiliates. Inter-debtor claims were released and withdrawn. Galewick received consideration from the Bankruptcy Estates of the PAM Funds, as part of the settlement. PDI was removed as the general partner of the PAM Funds and the Trustee resigned as Trustee for PDI, thus returning control of PDI to Galewick.

       (3)THE WESTCAP AND SUNAMERICA CLAIMS LITIGATION
          --------------------------------------------

          Both West Capital Financial Services Corporation ("WestCap") and SunAmerica, Inc. ("SunAmerica") asserted claims against all the Galewick related entities, including the Debtors, in an amount in excess of $21 million. In the event the WestCap or SunAmerica claims were maintained against the Debtors, the Debtors would not have been able to reorganize. The trustee asserted that the claims were without merit and after due


---------------

(1) The Galewick Releasers include Vision Nevada, Inc., Performance Information Services, Performance Technology Group, LLC, Performance Technology Services, L.P., Performance Asset Management Company, Performance Capital Services, Inc. Performance Information & Technology, Inc. The definition of Galewick Releaser herein specifically excludes the Debtors Desert Hot Springs Resort Partners, Ltd. Series A and B and Performance Assets Management Fund VI Ltd.

consideration, both SunAmerica and WestCap acceded to the Trustee's position and withdrew their claims.

                                       VI.

                 FINANCIAL REPROTING DURING THE CHAPTER 11 CASES
                 -----------------------------------------------

          In accordance with the requirement of the United States Trustee, Interim Statements and Operating Reports reflecting the Estates' financial performance have been prepared during the Chapter 11 Cases. Copies of the Interim Statements and Operating Reports are on file and may be reviewing during normal business hours at the United States Trustee's Santa Ana office at 411 West Fourth Street, Suite 9041, Santa Ana, California 92701-8000. The debtors also have filed Schedules which purport to disclose the Debtors' assets and liabilities as of the Petition Dates and Schedules listing Equity Security Holders and their investments. A copy of the Schedules, and any amendments, are on file and may be reviewed at the Clerk's office of the United States Bankruptcy Court during normal business hours.

                                      VII.

                   FINANCIAL INFORMATION AND ASSET DESCRIPTION
                   -------------------------------------------

A.     REAL PROPERTY ASSETS AND LIABILITIES.
       ------------------------------------

          The Debtor's Estate real property assets are as follows

          (1) A leasehold interest of office space at 2801 Main Street, Irvine, California, which lease was assumed by PCM and expires by its terms on April 30, 2002. PCM assumed the lease during the course of the Chapter 11 case and will assign the lease to PCMLLC. The Estate is current in the payment of rent, and

          (2)  Raw land in or near Bullhead City, Arizona

B.     PERSONAL PROPERTY ASSETS AND LIABILITIES
       ----------------------------------------

       (1)     DEFAULT-DEBT PORTFOLIOS
               -----------------------

               While the current market value of the portfolios depends on a variety of factors PriceWaterhouse has prepared a schedule, and their assumptions are set forth in it. PriceWaterhouse's Liquidation Analysis is set forth in Exhibit "I."

       (2)     CASH ON HAND
               ------------

               As of July 31, 2001, the Trustee has cash on hand of $16,633,019.46.

      (3)      CLAIMS
               ------

               The Claims, either by virtue of being scheduled as undisputed or based upon a review of Proofs of Claims filed by Creditors (primarily creditors or PCM), are summarized at Exhibit "3."

          The estimated Professional Fee Claims are described below

C.     POST-PETITION INCOME AND EXPENSES.
       ---------------------------------

          Attached as Exhibit "4" are unaudited reports of the Debtors' estates' post petition cash flow.

                                      VIII.

                             DISCRIPTION OF THE PLAN
                             -----------------------

A.     GENERAL OVERVIEW
       ----------------

          As required by the Bankruptcy code, the Plan classifies claims and interest in various classes according to their right to priority of payments as provided in the Bankruptcy Code. The plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under the Plan.

B.     UNCLASSIFIED CLAIMS
       -------------------

          Certain types of claims are not placed in to voting classes instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponents have not placed the following claims in a class. The treatment of these claims is provided below.

     (1)  ADMINISTRATIVE EXPENSES
          -----------------------

          The first category of unclassified claims are administrative expenses. This class consists of all administrative expenses and other claims, if any, allowed pursuant to Sec. 503(b) of the code or entitled to priority pursuant to Sec. 507(a)(1) thereof and all fees payable under 28 U.S.C. Sec. 1930. These claims include costs and charges of the Clerk of the Bankruptcy Court, monies payable to the United States Trustee, and such fees and expense reimbursements as may be fixed and allowed by the Court to the professionals employed by the Estate pursuant to orders(s) of the Court. The Bankruptcy Code requires that all such administrative expense claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a deferent treatment.

     (2)  ADMINISTRATIVE CLAIMS FOR PROFESSIONAL EMPLOYED BY THE ESTATES
          --------------------------------------------------------------

          Pursuant the Allocation Order, prior fees and expenses of the Trustee and the professionals employed by the Debtors' estates were allocated among the Debtors and the Non-Plan Debtors pursuant to certain formulas. For the unpaid fees and expenses described in the chart immediately below, the total of all such fees and expenses shall be delivered by the PAM Funds to the Trustee for that purpose as follows.


PAM I        PAM II       PAM III      PAM IV       PAM V        TOTAL
------       ------       -------      ------       ------       ------
4.00%        10.49%       17.53%       55.34%       12.65%         100%
------       ------       -------      ------       ------       ------

          The following chart lists the Plan Debtors' Bankruptcy Code Sec. 507(a)(1) administrative claims of the professionals employed in the Case and the treatment afforded such administrative claimants under the Plan.


Administrative Claimant's Name         Current Amount              Treatment
------------------------------         --------------              ---------
                                           Owing
                                           -----
                                      Estimated as of
                                      ---------------
                                       June 30, 2001
                                       -------------
James J. Joseph, Chapter 11 Trustee   $     111,796.16  Paid in full upon Court approval
------------------------------------  ----------------  --------------------------------

Deaning, Gill, Diamond & Koltitz      $     126,518.82  Paid in full upon Court approval
LLP (Trustee's Counsel)
------------------------------------  ----------------  --------------------------------

PriceWaterhouseCoopers                $     120,700.00  Paid in full upon Court approval
(Trustee's Accountants)
------------------------------------  ----------------  --------------------------------

Knee & Ross                           None Owing        Paid in full upon Court approval
(Trustee's Labor Counsel)
------------------------------------  ----------------  --------------------------------

Rus, Miliband & Smith (Committee      $     133,466.87  Paid in full upon Court approval
Counsel)
------------------------------------  ----------------  --------------------------------

Irell & Manella                       $      36,000.00  Paid in full upon Court approval
(Debtors' Counsel and Committee's
Special Counsel)
------------------------------------  ----------------  --------------------------------

Clerk's Office Fees                   To be provided    Paid in full on Effective Date
------------------------------------  ----------------  --------------------------------

Office of the U.S. Trustee Fees       Current           Paid in full on Effective Date
------------------------------------  ----------------  --------------------------------
Total
------------------------------------  ----------------  --------------------------------

          The Court must approve all professional fees paid in the past, as well as those listed in this chart before the same may be paid. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be required to be paid under the Plan.

     (3)  ADMINISTRATIVE PRIORITY TAX CLAIMS
          ----------------------------------

          To the extent the Plan Debtors are determined to be liable for any post petition administrative priority tax claims, the same shall be paid on the Effective Date in full. The Plan Proponents do not believe there are any Administrative Priority Tax Claims. The Proponents dispute any tax claims against any of the PAM Funds, which as limited partnerships pass any gains or losses through to their respective partners. Person holding Administrative Tax Claims who do not timely file and serve a proof of Administrative Tax Claim or motion for payment will be forever barred from asserting those Claims against PCMLLC, the Estates, the Plan Debtors or their respective property, whether the Administrative Tax Claim is deemed to arise before, on or after the Effective Date.

     (4)  EXPENSES INCURRED IN THE ORDINARY COURSE OF OPERATIONS
          ------------------------------------------------------

          Unless PCMLLC, the Trustee, the Committee or Reorganized Debtors to an Ordinary-Course Administrative Claim, the Claim will be allowed and paid in accordance with the terms and conditions of the particular transaction that gave rise to the Ordinary Course Administrative Claim and the person holding the Ordinary Course Administrative Claim need not file any request for payment of its claim. Pursuant to 28 U.S.C. Sec. 1930(a)(6), quarterly fees to the Office of the United States Trustee will continue to be paid until the bankruptcy cases are closed, dismissed, or converted to Chapter 7, at the rate in effect at the time such fees are due. Such fees shall be paid as and when due.

     (5)  PRE-PETITION PRIORITY TAX CLAIMS
          --------------------------------

          Unless the person holding an Allowed Priority Tax Claim and PCMLLC agree otherwise, PCMLLC will pay to that person, payment in an amount equal to the amount of the Allowed Priority Tax Claim. The payment will be due on the later of (a) 30 days after the Effective Date; (b) 30 days after the date on which the Priority Tax Claim becomes an Allowed Priority Claim, or (c) 30 days after the date on which the Priority Tax Claim is allowed by a Final Order.

C.     CLASSIFIED CLAIMS AND INTERESTS AND SUMMARY OF TREATMENT
       --------------------------------------------------------

     (1)  CLASS OF PRIORITY UNSECURED CLAIMS
          ----------------------------------

          Certain priority claims that are referred to in Bankruptcy Code Sec. 507(a)(3) (commission and employee claims), (4)(employee benefit plan contributions). (5)(grain or fishery claims), (6)(deposit for purchase of goods or services), and (7)(alimony and other claims arising from the family relationship). These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. Allowed Priority Claims, if any, will be paid in full as soon as practicable in full after the Effective Date, without interest. Proponents do not believe that there are any priority claims in this class.

     (2)  SECURED CLAIMS
          --------------

          Secured claims are claims secured by liens on property of the estate. The proponents believe that the Country Assessor for Mojave County, Arizona, is the sole secured creditor holding a lien upon real property held by the Estate of PCM. Its rights in the property securing this obligation or claim remain unchanged.

     (3)  CLASSES OF GENERAL UNSECURED CLAIMS AND SUMMARY OF TREATMENT
          ------------------------------------------------------------

     CLASSES 3, 4, 5, 6, 7, AND 8:

          As depicted in the charts below. Allowed Unsecured Claims shall be paid in full as soon as practicable after the Effective Date, without interest. The class of Unsecured Claims is impaired under the Plan and are entitled to vote on the Plan. A chart setting forth the total estimated unsecured claims against the Plan Debtors is set forth as Exhibit "3." All allowed unsecured claims shall be paid in full, without interest as soon as practicable after the Effective Date from funds made available by the PAM Funds.

     (4)  CLASSES OF INTEREST HOLDERS AND TREATMENT
          -----------------------------------------

     CLASS 9; PCM:

          PCM is a corporation, entities holding preferred or common stock in PCM are interest holders. The Trustee holds 98.5% of the PCM common stock in trust for the PAM Funds. The remaining 1.5% it of record in Michael Cushing, former officer of PCM. The interest holders of PCM shall be treated as a separate class that are unimpaired under the Plan. The treatment provided to the interest holders of PCM is that they shall retain unaltered all rights in and to such stock.

     CLASSES 10(PAM I), II (PAM II), 12 (PAM III), 13 (PAM IV) AND 14 (PAM V):

          Each of the PAM Funds are partnerships, their interest holders include both general and limited partners. The general partner of each of the PAM funds and NOD Inc., an entity that pursuant to an order of the Bankruptcy Court entered on or about October of 2000 and the consent of the limited partners, was emplaced as the general partner in each of the PAM Funds in lieu and place of PDI. Pursuant to the agreement of limited partnership for each of the PAM funds, the general partner has no right to share in distributions of profits or losses but receives a fee for services rendered. NOD, Inc. has agreed that it will surrender all rights, if any, to share in any distributions under the Plan.

          The names and unit shares of each interest holder in each of the PAM Funds is set forth in Exhibit C2 to the Operating Agreement attached to the Plan. The interest holders for each of the PAM Funds are classified as a separate class and are impaired under the Plan. The treatment for each of the Classes of interest holders for the Pam Funds is the same.

               a) On the Effective Date, each of the PAM Funds shall receive LLC Units (the initial LLC Units) in PCMLLC in an amount equal to the total number of LLC Units currently authorized by PCMLLC multiplied by the fraction obtained by dividing the total cash investment made by Equity Security Holders in each such PAM Fund by the total cash investment made by Equity Security Holders in all of the PAM Funds combined. This formula is set forth in the following chart.

             Ratio of Cash Investment to Total of All Cash Invested
             ------------------------------------------------------


PAM I     PAM II   PAM III     PAM IV    PAM V     TOTAL
------    ------   -------     ------    ------    ------
  9%       14%       17%        50%       10%      100%


               b) As soon as practicable thereafter, each of the PAM I Funds will redistribute its Initial LLC Units ("Redistributed LLC Units") to its respective Equity Security Holders in an amount equal to the number of LLC Units held by such PAM Funds multiplied by the fraction obtained by dividing the total cash investment of all Equity Security Holders in all such PAM Funds.
Fractional units arising therefrom shall be rounded to the nearest full unit.

               c) In addition, the PAM Funds are collectively holding approximately $16.6 million of which, not less than $12 million and as much as $13 million, any amount over $12 million to be within the sole discretion of PCMLLC, will be made available for distribution by the PCMLLC. This distribution will be made as soon as practicable after the Effective Date. The Equity Security Holders will participate in this distribution based upon the ratio that each interest holders' unreturned capital bears to the total unreturned capital of all Equity Security Holders. An example of the application of this formula is set forth at Section 1, Article B.

               d) After all interest holders' unreturned capital is returned, any further distributions will be made as provided in the Operating Agreement, i.e. based upon the ratio of the membership interest held by any Member in PCMLLC relates to the total amount of outstanding membership interests.

     CLASS 15(NOD). The interests of NOD as general partner of each of the PAM Funds remains unaltered. Pursuant to its agreement with the PAM Funds and the Equity Security Holders on the Effective Date or such other date as may be determined by the PAM Funds or the Reorganized Debtors, NOD shall resign as general partner of each of the PAM Funds and shall have no interest or claim against PCMLLC, the PAM Funds, the Reorganized Debtors or the Trustee.

D.     MEANS OF EFFECTUATING THE PROVISIONS OF THE PLAN
       ------------------------------------------------

     (1)  CONSOLIDATION OF THE PLAN DEBTORS
          ---------------------------------

          On the Effective Date of the Plan, or as soon as practicable thereafter, the PAM Funds shall be consolidated, forming one new entity, PCMLLC. In consideration of the payment of its claims and the assumption of its administrative debt, the assets of PCM shall be transferred on the Effective Date to PCMLLC. The trustee on behalf of each of the Plan Debtors shall be authorized to execute all documents necessary to effectuate the consolidation of the PAM Funds and the formation of PCMLLC in accordance with the Operating Agreement.

     (2)  EXCHANGE OF PARTNERSHIP INTERESTS FOR ISSUANCE OF PCMLLC MEMBERSHIP
          -------------------------------------------------------------------
          INTERESTS
          ---------

          Without limiting the precise terms of the Operating Agreement, as soon as practicable following the Confirmation Order becoming final, PCMLLC shall issue to each of the PAM Funds the Initial LLC Units.

          As soon as practicable after the Effective Date, each of the PAM Fund Reorganized Debtors shall distribute to each of the holders of allowed Equity Security Interests in the PAM Funds, the Redistributed LLC Units in PCMLLC, as described in C5 above.

          PCMLLC Members shall be entitled to one vote per LLC Unit.

          As of the Effective Date and notwithstanding whether an Equity Security Holder has voted for or against the Plan, each Equity Security Holder shall be deemed to have executed the Operating Agreement and thereby deemed to have consented to each and every provision of the Operating Agreement and to be bound by the Operating Agreement.

          PCMLLC, or a qualified agent may be selected by PCMLLC's Board of Directors in the future, shall act as its own registrar and transfer agent for the PCMLLC Interests to be issued under the Plan.

          The Reorganized Debtors can take whatever steps the deem necessary to wind up their business affairs at the expense of PCMLLC.

     (3)  FUNDING FOR THE PLAN
          --------------------

          The Plan will be funded as follows: cash on hand and cash from operations of the Plan Debtors Estates and PCMLLC. The Plan Proponents estimate that cash on hand for all Plan Debtors will be $17 million as of the proposed Effective Date.

     (4)  PCMLLC MANAGEMENT
          -----------------

          Post-Confirmation Management is that to be provided by and for PCMLLC with such powers and duties as typically provided by and for the officers and management of a limited liability company as organized under the laws of the State of California. David Caldwell shall be Chief Operations Officer and previously served as an officer of PCM, Mr. Caldwell's compensation will be set by the incoming board of PCMLLC. Darren Bard shall be Chief Information Officer. William Constantino shall be Chief Officer of Legal Affairs. Wendy Curran shall be Chief Human Resources Officer. The trustee James J. Joseph will be available to provide his services to the Board of Directors as a consultant.

          The board of directors shall consist of David Barnhizer, Lester T. Bishop, Larrissa Gadd, Sanford A. Lakoff, Larry C. Smith, and Rodney L. Woodworth with the powers and duties of a board of directors as detailed in the Operating Agreement or as otherwise provided by the laws of the State of California.(1)

          During the period between the Confirmation Hearing and the Effective Date, the Trustee shall continue to operate the Plan Debtors' business and administer their property subject to the provisions of the Bankruptcy Code.

     (5)  DISBURSING AGENT
          ----------------

          PCMLLC shall act as the disbursing agent for the purpose of making all distributions to unclassified and classified claimants and/or creditors and interest holders provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for distribution services and expenses insured pursuant to the Plan.

                                       IX.

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

A.     EFFECTIVE DATE CASH AND MEMBERSHIP INTEREST DISTRIBUTION
       --------------------------------------------------------

          As soon thereafter as is practicable after the Effective Date, the Disbursing Agent shall make distributions of Cash or Membership Interests, as the case may be, in the manner prescribed by the accompanying Plan.

B.     DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE DISTRIBUTIONS
       ---------------------------------------------------------

          Distributions of Cash or LLC Units to holders of Allowed Claims or Allowed Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the Proofs of Claim or Interest filed by such holders or other writing notifying the Trustee, the Plan Debtors or PCMLLC of a change of address. If any Cash distribution or Member Interest is returned as undeliverable, no further distributions to such party shall be made unless and until the Disbursing Agent or PCMLLC is notified of such holder's then current address, at which time all missed distributions shall be made no such holder, without interests.

------------------
     1     A true and correct copy of resumes for the proposed Board of
Directors and Officers are attached as Exhibit "5".

          All Claims for undeliverable Cash distribution or Member Interest shall be made on or before one year after the date such undeliverable distribution was initially made. After such date, all undeliverable Cash distributions shall become property of PCMLLC and LLC Units shall be cancelled, and the holder of any such Claim or Equity Interest.

C.     SETOFFS.
       --------

          The Plan Debtors, the Trustee, PCMLLC and the Disbursing Agent, reserve any and all rights to effectuate setoff under applicable law against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution in made on account of such Claim), the claims, rights and causes of action of any nature that the Plan Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the
                                          --------  -------
failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trustee or Plan Debtors may possess against a holder of any allowed claim.

D.     TRANSACTIONS ON BUSINESS DAYS
       -----------------------------

          If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur the next succeeding Business Day.

                                       X.

                      PROCEDURES FOR RESOLVING AND TREATING
                      -------------------------------------

                  DISPUTED CLAIMS AND DISPUTED EQUITY INTERESTS
                  ---------------------------------------------

A.     NO DISTRIBUTION PENDING ALLOWANCE
       ---------------------------------

          Notwithstanding any other provision of the Plan, no distribution shall be made under the Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim. Notwithstanding any other provisions of the Plan, no distribution shall be made under the Plan on account of any Disputed Equity Security Interest, unless and until such Disputed Equity Security Interest becomes an Allowed Equity Security Interest. Allowed

Equity Security Interests shall be based upon the amount of initial investment set forth in Exhibit "C2" to the Operating Agreement, which is attached as Exhibit "I" to the Plan.

B.     RESOLUTION OF DISPUTED CLAIMS.
       ------------------------------

          From and after the Effective Date, any and all claims or interest and defenses to any claims or interests shall be transferred to PCMLLC. PCMLLC shall be the owner and entitled to initiate and prosecute any objection to claim. Any objectives shall be litigated to a Final Order Except to the extent that PCMLLC elects to withdraw any such objection or to the extent that PCMLLC and the claimant elect to compromise, settle or otherwise resolve any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court.

C.     ALLOWANCE OF DISPUTED CLAIMS AND INTERESTS.
       -------------------------------------------

          If, on or after the Effective Date, any Disputed Claim (or Interest) becomes an Allowed Claim (or Interest), the Disbursing agent shall, on the thirteenth Business Day of the first month in which the Disputed Claim (or Interest) becomes an Allowed Claim (or Interest), disburse funds and/or LLC Units in accordance with the Plan.

                                       XI.

                             TREATMENT OF EXECUTORY
                             ----------------------

                         CONTRACTS AND UNEXPIRED LEASES
                         ------------------------------

A.     EXECUTORY CONTRACTS AND UNEXPIRED LEASES
       ----------------------------------------

     (1)  ASSUMPTION
          ----------

          The unexpired leases and executory contracts to be assumed by the Trustee and assigned to PCMLLC under the Plan are ser forth as Exhibits "3" and "4".

          On the Effective date, each of the unexpired leases and executory contracts listed in Exhibits "3" and "4" shall be assumed by that Trustee and assigned to PCMLLC. The Order of the Court confirming the Plan shall constitute an Order approving the assumption and/or assignment of each lease and contract listed. Any payments due pursuant to 11 U.S.C. Sec. 365(b)(1) shall be paid upon the earlier of ten days after the Confirmation Order becomes final or ten days after the Court makes a determination fixing the amount of such payment, if such cure amount is disputed by the Proponents or the non-debtor third party to the contract or lease. If a party to a lease or contract to be assumed and assigned objects to the assumption of its lease or contract, it must file and serve its objection to the Plan within the deadline for objecting to the confirmation of the Plan.

     (2)  REJECTION
          ---------

          Executory contracts and unexpired leases listed in Exhibit "4" to the Plan rejected.

          The order confirming the Plan shall constitute an order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve you objection to the Plan within the deadline for objecting to the confirmation to the Plan.

          Any executory contract or lease not expressly assumed or otherwise provided for in the Plan shall be deemed rejected.

          THE BAR DATE FOR FILING A PROOF OF CLAIM UNDER THE PLAN BASED ON A CLAIM ARISING FROM THE REJECTION OR A LEASE OR CONTRACT IS THIRTY DAYS FROM THE DATE OF FINALITY OF THE CONFIRMATION ORDER. Any claim based on the rejection of an executory contract or unexpired lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise. Such claim, to the extent allowed, shall be and is a general unsecured claim entitled to the treatment to the claimants included in Class 3.

                                      XII.

                            EFFECTIVENESS OF THE PLAN
                            -------------------------

A.     CONDITIONS TO THE EFFECTIVE DATE.
       ---------------------------------

          The following are conditions precedent to the Effective Date of the Plan.

          (a) The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan.

          (b) Eleven days shall have expired and the Confirmation Order shall have become a Final Order, or in the alternative, the Confirmation Order is not subject to a say pending an appeal of the Confirmation Order.

          (c) All documents, instruments, fund asset transfers and agreements provided for under, or necessary to implement, the Plan shall have been executed by the necessary entities.

                                      XIII.

                     EFFECT OF THE CONFIRMATION OF THE PLAN
                     --------------------------------------

A.     DISCHARGE
       ---------

          The Plan provides that upon the Confirmation Date, the Plan Debtors shall be discharged of liability for payment of debtors recurred before confirmation of the Plan to the extent specified in Bankruptcy Code Sec. 1411. However, any liability imposed by the Plan will not be discharged.
                                                ---

          The rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all claims and equity interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Chapter 11 estates administered by the Trustee, PCMLLC or any of their assets or
                                        ------
properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of the debts of, claims against, liens on, and equity interests in the Debtors, its assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of claim or equity interest is filed, whether the claim of equity interest is allowed, or whether the holder thereof votes to accept the Plan is entitled to receive a distribution hereunder. Except as otherwise expressly specified in the Plan of the Effective

Date, any holder such discharged claim or equity interest shall be precluded from asserting against the Debtors PCMLLC, or any of their assets or property any other or further claim or equity interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

B.     REVESTING OF PROPERTY IN PLAN DEBTORS FOR TRANSFER TO PCMLLC
       ------------------------------------------------------------

          Except as expressly provided elsewhere in the Plan, on the Effective Date of the Plan, all of the property of the Plan Debtors' estates shall be revested in each of them, including Reserved Claims free and clear of all claims, liens, charges and other interests of creditors and interest holders and, immediately, thereafter be transferred to PCMLLC free and clear of all claims, liens, charges and other interest of creditors and interest holders.

C.     POST-CONFIRMATION EMPLOYMENT AND COMPENSATION OF PROFESSIONALS
       --------------------------------------------------------------

          After the Confirmation Date, each of the Trustee, PCMLLC may employ, without notice, hearing or order of the Bankruptcy Court, such attorneys, accountants and other professionals as it may desire to render services on such as it deems reasonable. With respect to services rendered by professional persons employed by PCMLLC and the Trustee, it shall be authorized to pay for such services, related costs and expenses, without notice, hearing of order of the Bankruptcy Court.

D.     DISSOLUTION OF THE COMMITTEE
       ----------------------------

          The appointment of the Committee shall terminate on the Effective Date of the Plan.

E.     MODIFICATION OF THE PLAN
       ------------------------

          The Proponents of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or re-voting on the Plan if the Proponents modify the plan before confirmation.

          The Proponents of the Plan also may seek to modify the Plan at any time after confirmation so long as (1) the Plan has not been substantially consummated and (2) if the Court authorizes the proposed modifications after notice and a hearing.

F.     POST-CONFIRMATION STATUS REPORT
       -------------------------------

          Within 120 days of the entry of the order confirming the Plan, the Plan Proponents shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors of each of the Debtors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

G.     POST-CONFIRMATION CONVERSION/DISMISSAL
       --------------------------------------

          A creditor or party in interest may bring a motion to convert or dismiss the case under Bankruptcy Code Sec. 1112(b) after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

H.     FINAL DECREE
       ------------

          Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Proponents, the Disbursing Agent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

                                      XIV.

                     ACCEPTANCE AND CONFIRMATION OF THE PLAN
                     ---------------------------------------

A.     PERSONS ENTITLED TO VOTE ON THE PLAN.
       -------------------------------------

          Generally, the holder of any Claim or Equity Security Interest Allowed under Section 502 of the Bankruptcy Code may not accept or reject the Plan. The Claim of any creditor is "allowed" is such Claim is listed on the Debtors' Schedules as "undisputed," "non contingent," and/or "liquidated," or if such Claim is reflected in a Proof of Claim Filed in the Chapter 11 Cases on or before the Bar Date and to which a party in interest has not objected.

In the event of an objection to a duly filed Proof of Claim, the amount of the "allowed" claim will be determined by the Bankruptcy Court.

B.     PARTIES ENTITLED TO VOTE
       ------------------------

          Pursuant to Section 1126 of the Bankruptcy Code, each Class of impaired Claims or Equity Security Interests which is not deemed to reject the Plan is entitled to vote on acceptance or rejection of the Plan. Any holder of an Allowed Claim or Allowed Interest that is in an impaired Class under the Plan, whose Class is not deemed to have rejected the Plan, is entitled to vote.

          A class is "impaired" unless (a) that class is to have its legal, equitable and contractual rights left unaltered by the reorganization effected by a plan, of (b) if the plan reinstates the claims held by members of such class by (i) curing and defaults which exist, (ii) reinstating the maturity of such claim, (iii) compensating the holder of such claim for damages which result from the reasonable reliance on any contractual provision or law that allows acceleration of such claim, and (iv) otherwise leaving unaltered any legal, equitable, or contractual rights to which the claim entitles the holder of such claim. Because of their favorable treatment, classes that are not impaired are conclusively presumed to accept a plan. Accordingly, it is not necessary to solicit votes from the holders or claims or interests in classes that are not impaired.

          Classes of claims or interests that will not receive or retain any property under a plan on account of such claims or interest are deemed, as a matter of law under Section 1126(g) of the Bankruptcy Code, to have rejected the Plan and are likewise not entitled to vote on the Plan. There are no such Classes under the Plan.

          VOTES TO ACCEPT THE PLAN ARE BEING SOLICITED ONLY FROM IMPAIRED
CLASSES.

          The following Classes of Claims and Equity Security Interests are impaired under the Plan and are not deemed to reject the Plan. Persons holding Claims and Equity Security Interests in the Classes 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, & 14 are entitled to vote to accept or reject the Plan.

          If no votes are received with respect to a particular Class of Claims or Equity Security Interests and no objections to confirmation are received from such Class, the Bankruptcy Court may enter an order confirming the Plan.

          As noted above, votes will be counted only if submitted by a holder of a Claim or Equity Security Interest whose Claim or Equity Security Interest is listed on the Schedules as undisputed, non-contingent, and liquidated, or if a Proof of Claim or Proof of Equity Security Interest has been filed with the Bankruptcy Court and is not disputed and had not been disallowed, disqualified, or suspended prior to computation of the vote on the Plan. A Claim to which an objection has been filed is not an Allowed Claim unless and until the Bankruptcy Court overrules the objection.

          Allowance of a Claim or Equity Security Interest for voting purposes does not necessarily mean that all or a portion of the Claim or Equity Security Interest will be allowed or disallowed for distribution purposes. Any Claim or Equity Security Interest in this Bankruptcy Case is subject to an order disallowing it for distribution purposes or for voting purposes in motion of any party in interest.

           If the Plan is confirmed, the Plan will be binding with respect to all holders of Claims and Equity Security Interests of each Class, including Classes and members of such Classes and did not vote or that voted to reject the Plan.

C.     VOTES REQUIRED FOR CLASS ACCEPTANCE OF THE PLAN.
       -----------------------------------------------

          As a condition to confirmation, the Bankruptcy Code requires that impaired class of claims or interests accept the plan, subject to the exceptions described here. With respect t the Plan, at least one impaired Class of Claims or Interests must accept the Plan in order for the Plan to be continued.

          For a class of Claims to accept a plan, Section 1126 of the Bankruptcy Code required acceptance by creditors that hold at least two thirds allowed in and a majority in number of allowed claims of such class, in both cases counting only the actually voting to accept or reject the plan.

          For a class of Equity Security Interests to accept a plan, Section 1126 of the Bankruptcy Code requires acceptance by Equity Interest Holders that hold at least two-thirds of allowed equity security interests of such class held by holders of such interests, counting only those interests actually voting to accept or reject the plan.

          The holders of Claims or Equity Security Interest(s) who fail to vote are not counted as either accepting or rejecting the plan.

          As indicated above, classes of claims that are not "impaired" under a plan are deemed, as a matter of law, to have accepted the plan and, therefore, are not required to vote on such plan.

D.     REQUIREMENTS FOR CONFIRMATION OF THE PLAN
       -----------------------------------------

          Once the Bankruptcy Court approves this Disclosure Statement, the Proponents will request that the Bankruptcy Court hold the Confirmation Hearing as promptly thereafter as practicable. Parties in interest, including, inter
                                                                        -----
alia,  all holders of Claims and Equity Security Interests, will receive notice
----
of the date and time fixed by the Bankruptcy Court for the Confirmation Hearing. The Bankruptcy also will establish procedures for the filing and service of objections to confirmation of the Plan.


          At the Confirmation Hearing, the Bankruptcy Court will determine, among other things, whether or not the requirements of Section 1129 of the Bankruptcy Code have been met. If all provisions of Section 1129 are met, the Bankruptcy Court may enter an order confirming the Plan. The requirements of
Section 1129, as applicable here, are as follows:

          (1)  The Plan complies with applicable provisions of the Bankruptcy
               Code

          (2) The Proponents have complied with the applicable provisions of the Bankruptcy Code

          (3) The Plan has been proposed in good faith and not by any means forbidden by law

          (4) Any payment made or to be made by the Proponents for services or for costs expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 cases, have been discloses to the Bankruptcy Court and have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable.

          (5) The Proponents have disclosed the identity and affiliations of individuals proposed to serve, after confirmation of the Plan, as directors or officers of the Debtors and PCMLLC, and the appointment to, or continuance in, such offices by such individuals is consistent with the interests of the Debtors' Creditors and Equity Security Holders and with public policy. Additionally, the Proponents have disclosed the identity of insiders (as defined in Section 101(31) of the Bankruptcy Code) that will be employed by PCMLLC under the Plan, and the nature of such insider's compensation. See Article VIII D (4) hereof.

          (6) Each holder of an impaired Claim and each holder of an impaired Equity Security Interest either has accepted the Plan or will receive or retain under the Plan on account of such holder's Claim or Equity Security Interest, as the case may be, property of a value, as of the Effective Date, that is not less than the amount that such entity would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. This requirement is commonly referred to as the "best interest of creditors test" See Article XVI hereof.
                                           ---

          (7) Each Class of Claims or Equity Security Interests has either accepted the Plan or is not impaired under the Plan. Alternatively, the Plan may be confirmed over the dissent of a Class of Claims or Equity Security Interests if the "cramdown" requirements of the Bankruptcy Code, which are codified in
               Section 1129(b) of the Bankruptcy Code are met. See Article XVIII
               hereof.                                         ---

          (8) Except to the extent that the holder of a particular Claim had agreed to a different treatment of such Claim, the Plan provides that Administrative

               Expense Claims and Other Priority Claims, other than Priority Tax Claims, will receive on account of such Claims either payment in full on the Effective Date or, if the holder of such Claim consents, deferred cash payments of a present value equal to the allowed amount of such Claim, and that holders of Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such tax, of a value, as of the Effective Date, equal to the allowed amount of such Claim. See Article IX
                                                                ---
               hereof.

          (9) At least one (1) Class is impaired Claims has accepted the Plan. This is determined without including any acceptance of the Plan by any insider holding a Claim in such Class.

          (10) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is commonly referred to as the "feasibility test".

          (11) All fees required to be paid under the Bankruptcy Code have been paid and the Plan provides for unpaid fees to be paid on the Effective Date.

          (12) The Plan provides for the continuation of payment of retiree benefits as that term is defined under Section 1114 of the Bankruptcy Code for the duration of the period for which the Debtors have obligated themselves to pay such benefits.

          The Proponents believe that the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code for confirmation of the Plan. Prior to the Confirmation Hearing, the Proponents will file extensive pleading and provide evidence in support of their assertions that the Plan complies with all the requirements of Section 1129 of the Bankruptcy Code.

                                       XV.

                              LIQUIDATION ANALYSIS
                              --------------------

          The Bankruptcy Code requires that, for a chapter 11 plan to be confirmed, the plan must afford the holders of allowed impaired Claims or Equity Security Interest as much as they would receive or retain if the assets of the debtor were liquidated under chapter 7 of the Bankruptcy Code, unless the holder of an impaired Claim(s) or Equity Security Interest(s) vote(s) to accept the plan. In order to assist Creditors and Equity Security Holders in evaluating the Plan, the Proponents have prepared a Liquidation Analysis, attached as Exhibit "1". The Plan Proponents assert that the Plan provides Creditors and Equity Security Holders with a greater distribution than they would receive in a chapter 7 liquidation.

          The Plan provides Creditors with at least the same distribution as they would receive in a chapter 7 liquidation because it provides for payment in full, in Cash, to all holders of Allowed Claims (1).

          Similarly, assuming continued operation of the Debtors rather than a "fire sale" liquidation of assets that would occur if the Plan cannot be confirmed. Equity Security Holders will receive, in exchange for their Equity Security Interests. LLC Units in PCMLLC, which will hold all of the assets of the Plan Debtors. The simple aggregation of all of the Debtors' assets and the distribution of LLC Units based on the proportional investment in the PAM Funds to the total investment in the PAM Funds results in a relative equivalency. The elimination of fees attributable to services provided by others for acquisition and collection of portfolios and provision of personnel will allow the Plan Debtors to achieve greater efficiencies. Attached as Exhibit "2", are Projections prepared by PWC, which illustrates the Proponents' view of the results of a liquidation and projections based on go forward operations as contemplated by the Plan.


---------------
     (1)     Unless other agreements are reached with Creditors.

          If there is a "fire sale" liquidation of the Debtor's assets pursuant to chapter 7 of the Bankruptcy Code. Equity Security Interests would be worth less than they are worth currently and, therefore, less than the equivalent member interest in PCMLLC each Equity Security Interest holder will receive under the Plan. In a liquidation, Equity Security Interests in the Plan Debtors would have no value other than that represented by the cash remaining after a forced-sale liquidation of all of the Plan Debtors' assets and payment in full of all Claims. In other words, Equity Security Holders would receive no benefit attributable to a return on investment from possible future profits, and the assets which would be sold to pay Creditors and Equity Security Holders would yield only a fraction of their value in an ongoing enterprise even before being further reduced by costs of sale. In contrast, the return provided by the Plan is increased by continued operation of an ongoing business.

          In sum, the attached Liquidation Analysis illustrates that liquidation under chapter 7 likely would provide payment in full for Creditors. However, Equity Security Holders would receive significantly less value then they would probably receive under the Plan because PCMLLC will continue to operate. Thus, Equity Security Holders will benefit from the result of the operations under the Plan.

          Consequently, the Proponents believe that the Plan, which provides for the continuation of the Plan Debtors' business, consummates the consolidation of the Debtors, avoids an asset fire sale, provides an opportunity to share in future revenues and provides increased liquidity and value to the Equity Security Interests while paying all Creditors in full, will not result in a distribution to Creditors and Equity Security Holders which is less than a distribution under a Chapter 7 liquidation.

          THE PROPONENTS HAVE ATTEMPTED TO SET FORTH THE LIKELY RESULT OF A LIQUIDATION UNDER CHAPTER 7 AND OF THE ANTICIPATED FINANCIAL RESULTS OF CONFIRMATION. PROJECTIONS ARE NOT PROMISES RESPECTING FUTURE EVENTS AND THE PROJECTED RESULTS OF PCMLLC'S OPERATIONS ARE IN NO WAY WHATSOEVER WARRANTIED OR GUARANTEED. THE PROPONENTS CAUTION CREDITORS AND EQUITY

SECURITY HOLDERS THAT A VOTE MUSH BE FOR OR AGAINST THE PLAN. THE VOTE ON THE PLAN DOES NOT INCLUDE A VOTE ON THE LIKELY CHAPTER 7 LIQUIDATION ALTERNATIVE TO THE PLAN. THERE IS NO ASSURANCE THAT THE LIKELY CHAPTER 7 LIQUIDATION ALTERNATIVE WILL, IN FACT, FOLLOW IF THE PLAN IS NOT ACCEPTED. IF YOU BELIEVE THE LIKELY CHAPTER 7 LIQUIDATION ALTERNATIVE IS PREFERABLE TO THE PLAN AND YOU WISH TO URGE IT UPON THE BANKRUPTFY COURT, YOU SHOULD CONSULT WITH AN ATTORNEY.

                                      XVI.

                                PLAN FEASIBILITY
                                ----------------

          Under the "feasibility test", the Bankruptcy Court must find that confirmation of the Plan will not likely be followed by a liquidation of the Debtors or a need for further financial reorganization of the Debtors, or their successor, PCMLLC, unless such liquidation or reorganization is proposed in the Plan. In the circumstances of these Chapter 11 Cases, the Bankruptcy Court must determine that PCMLLC will possess the resources and working capital necessary to meet its obligations under the Plan, for the Plan to meet the feasibility test.

          There are two important aspects to feasibility. The first aspect is the Plan Debtors' ability to pay all Claims entitled to payment on the Effective Date. The second aspect is the ability to fulfill all of their post-Effective Date financial obligations under the Plan.

A.     EFFECTIVE DATE PAYMENTS.
       ------------------------

          The Proponents forecast Cash on hand of approximately $17 million on or about October 1, 2001. Under the Plan, on the Effective Date, PCMLLC will pay all Allowed Claims. These Claims are expected to aggregate to approximately $880,000, which is substantially less than the projected Cash on hand.

B.     POST-EFFECTIVE DATE PAYMENTS.
       -----------------------------

          As set forth in the Proponents' projections of future operations, true and current copies of which are attached hereto as Exhibit "2", proceeds from operations and Cash on hand remaining after Effective Date payments are made will provide funds sufficient to purchase additional debt portfolios for future collection and to make payroll and cover operating expenses. In addition, the projections indicate that PCMLLC revenue will be sufficient to make all required tax payments and to service debt obligation incurred to purchase more portfolios while still producing significant profits.

          In light of the foregoing, the Proponents believe that sufficient funds to make the payments required under the Plan will be available, and that the Plan is not likely to be followed by a liquidation or a need for further financial reorganization. In light of the foregoing, the Plan meets the feasibility test.

                                      XVII.

                           SUMMARY OF SECTION 1129(b)
                           --------------------------

          If an impaired Class rejects the Plan, confirmation of the Plan is still possible as long as at least one impaired class of Claims accepts the Plan and the Plan meets the "cramdown" requirements codified in Section 1129(b) of the Bankruptcy Code. In the event that the Proponents do not secure the acceptance of the Plan by each Class of impaired Claims or Equity Security Interests, the Proponents intend to seek confirmation of the Plan pursuant to
Section 1129(b)(1) of the Bankruptcy Code.

          Section 1129(b) requires that the Bankruptcy Court find that the Plan is "fair and equitable" and "does not discriminate unfairly" with respect to each impaired Class of Claims or Equity Security Interests rejecting the Plan. A plan "does not discriminate unfairly" within the meaning of the Bankruptcy Code if each rejecting impaired class is treated in a manner similar to that of other classes of equal rank.

          A plan is "fair and equitable" with respect to a class of secured claims that rejects such plan only if the plan provides (a) that the secured creditors within such class retain under the plan the liens securing their claims and that each holder of a claim of such class receives deferred cash payments totaling at least the allowed amount of its secured claim of a value, as of the effective date of the plan, of at least the value of secured creditor's interest in the estate's interest in the secured property, (b) for the sale of the property securing the claim pursuant to Section 363(k) of the Bankruptcy Code, with the secured creditor's lien attaching to the proceeds of such sale and with such lien treated as in clause (a) above, or (c) for the realization by the secured creditor of the indubitable equivalent of its claim.

          A plan is "fair and equitable" with respect to a class of unsecured claims that reject such plan only if (a) each unsecured creditor in such class receives or retains under the plan property of a value as of the effective date of such plan equal to the allowed amount of its claim, or (b) the holder of any claim or interest that is junior to the claims of such dissenting class does not receive or retain any property under the plan on account of their claims.

          A plan is "fair and equitable" with respect to a class of Equity Security Interests that rejects such plan only if (a) each equity holder in such class receives or retains under the plan property of a value as of the effective date of such plan equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (b) the holder of any interest that is junior to the interests of such dissenting class does not receive or retain any property under the plan on account of their interests.

          The Proponents do not anticipate rejection by any Class because in the Proponents' view, the Plan represents the best alternative available to Creditors and Equity Security Holders. In the event an affected Class does not accept the Plan the Proponents reserve the right to modify the Plan, so that they may attempt to seize the provisions of Section 1129(b) of the Bankruptcy Code to achieve confirmation.

                                     XVIII.

                                TAX CONSEQUENCES
                                ----------------

          Creditors and Equity Security Holders are advised to consult with their own tax advisors respecting the tax consequences, if any, of the Plan, including state and local tax consequences.

                                      XIX.

                          EXEMPTION FROM SECURITES LAWS
                          -----------------------------

          As specified herein, the Member Interests shall be distributed to the PAM Funds, and, subsequently, to Allowed Equity Interests in the PAM Funds, pursuant to Bankruptcy Code Section 1145 (a)(1).

          a. Section 1 145 exempts from registration under "section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration . . . the offer or sale under a plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan . . . in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor or such affiliate . . . .", except to the extent that the entity receiving such securities is an underwriter pursuant to Bankruptcy Code Section 1145(b).

          b. For purposes of the Plan and Section 1145 of the Bankruptcy Code, PFLLC shall be deemed to be the successor of the Debtors under the Plan and a proponent of the Plan.

          c. The Member Interests shall be exempt from registration under the Securities Act of 1933 and all other federal, state, and local laws requiring registration of the Member Interests prior to any transfer or sale of the Member Interests.

                                      XIX.

                       THE PLAN PROPNENTS' RECOMMENDATION
                       ----------------------------------

          THE PLAN PROPONENTS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTEREST OF ALL CREDITORS AND EQUITY SECURITY HOLDERS AND THAT THE PLAN SHOULD BE CONDIRMED. THE DEBTORS STRONGLY RECOMMEND THAT ALL CREDOTORS AND EQUITY SECURITY HOLDERS WHO ARE ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

Date:  October 21, 2001

                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of
                              Performance Capital Management, Inc.


                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM FUND


                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM II FUND


                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM III FUND



                       [SIGNATURES CONTUINUED AT PAGE 55]

                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM IV FUND


                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM V FUND


                              OFFICIAL COMMITTEE OF EQUITY
                              SECURITY HOLDERS


                          By:  /s/ Leslie T. Bishop
                              ------------------------------------
                               Leslie T. Bishop, Chair of Official
                               Committee of Equity Security Holders


APPROVED AS TO FORM
DANNING, GILL, DIAMOND & KOLLITZ, LLP


By:   SEE NEXT PAGE
   ----------------------------
     JOHN J. BINGHAM JR.
     Attorneys for James J. Joseph,
     Chapter 11 Trustee

RUS, MILIBAND & SMITH, APC

By:  /s/ CATHRINE M. CASTALDI
   ----------------------------
     CATHRINE M. CASTALDI
     Attorneys for the Official
     Committee of Equity Security Holders

                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM IV FUND


                               /s/ JAMES J. JOSEPH
                              ------------------------------------
                              JAMES J. JOSEPH
                              Chapter 11 Trustee of PAM V FUND

                              OFFICIAL COMMITTEE OF EQUITY
                              SECURITY HOLDERS


                          By:  /s/ Leslie T. Bishop
                              ------------------------------------
                                    Leslie T. Bishop, Chair of Official
                                    Committee of Equity Security Holders


APPROVED AS TO FORM:
DANNING, GILL, DIAMOND & KOLLITZ, LLP

By:  /s/ JOHN J. BINGHAM JR.
   ----------------------------
     JOHN J. BINGHAM JR.
     Attorneys for James J. Joseph
     Chapter 11 Trustee


RUS, MILIBAND & SMITH, APC


By:  /s/ CATHRINE M. CASTALDI
   ----------------------------
     CATHRINE M. CASTALDI
     Attorneys for The Official
     Committee of Equity Security Holders

                        INDEX OF EXHIBITS TO EXHIBIT 2.2


EXHIBIT 1      Performance Asset Management Company Financial Projection Model

EXHIBIT 2 Perfromance Asset Management Company Financial Projection Model-Balance Sheet, income Statement, Statement of Cash flows

EXHIBIT 3 Performance Capital Management Inc. and Performance Asset Management Funds I, II, III, IV and V, Ltd. Claims Register

EXHIBIT 4      Adjusted Cash Flows- 1999,2000 and First Five Months 2001

EXHIBIT 5 Resumes of Directors and Executive Officers of Performance Capital Management, LLC